SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-12


                        FIRST COMMUNITY BANCSHARES, INC.
                        --------------------------------
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ ]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1) Title of each class of securities to which transaction applies: Common Stock

     2) Aggregate number of securities to which transaction applies: 1,170,536 shares, 34,700 options, and 90,910 convertible debt securities

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Each of the 1,044,926 issued and outstanding shares of common stock will, upon consummation of the merger, be converted into the right to receive $21.00 per share in cash. With respect to the 34,700 options to purchase shares of common stock, each holder will receive a cash payment of $21.00 per share less the exercise price per share of $9.72 (calculated on a weighted average per share basis for purposes hereof), or $11.28. With respect to the $1,000,000 in convertible debt securities currently outstanding, which are convertible into 90,910 shares of common stock, each holder of convertible debt will receive a cash payment of $21.00 per share less the conversion price of $11.00 per share, or $10.00.

     4)   Proposed maximum aggregate value of transaction: $23,244,718.00

     5)   Total fee paid: $4,648.94

[X] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          --------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          --------------------------------------

     3)   Filing Party:

          --------------------------------------

     4)   Date Filed:

          --------------------------------


[It is intended that these proxy materials will be released to shareholders on or about April 25, 2003.]

                        FIRST COMMUNITY BANCSHARES, INC.
                                210 EAST HARRIMAN
                           BARGERSVILLE, INDIANA 46106
                                 (317) 422-5171


                                 April 25, 2003


Dear First Community Shareholder:


         You are cordially invited to attend the Special Meeting of Shareholders of First Community to be held at 10:00 a.m., Eastern Standard Time, on Wednesday, May 28, 2003, at the Franklin Parks and Cultural Arts Center, 396 South State Street, Franklin, Indiana.

         At the Special Meeting, you will be asked to consider and vote on the merger of First Community with and into FCBY Merger Corporation, a recently formed wholly-owned subsidiary of MainSource Financial Group, Inc. with the new subsidiary being the surviving corporation. If the merger agreement is adopted by the holders of a majority of the outstanding common shares of First Community and if certain other conditions are satisfied, you will receive $21.00 in cash for each common share of First Community you own.

         Your Board of Directors has received the opinion from Austin Associates, LLC, its financial advisor, to the effect that $21.00 is fair to First Community shareholders from a financial point of view as of the date of the merger agreement. Your Board of Directors unanimously approved the merger agreement, believes that the merger is in the best interests of First Community shareholders and unanimously recommends that you adopt the merger agreement at the Special Meeting so that the transaction may be completed.

         In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a proxy statement and a proxy card. These documents more fully describe the proposed transaction and provide detailed information regarding MainSource Financial Group, Inc. We encourage you to read these materials carefully.

         Whether or not you plan to attend the Special Meeting, please take the time to vote by completing, signing and returning to us the enclosed proxy card. A postage paid envelope is enclosed for your convenience. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the transaction. Even if you plan to attend the Special Meeting, please complete, sign and return your proxy card. By following certain procedures discussed in the accompanying document, you can later revoke your proxy if you wish.

      PLEASE DO NOT SEND YOUR SHARE CERTIFICATES AT THIS TIME. IF THE MERGER AGREEMENT IS ADOPTED, YOU WILL RECEIVE WRITTEN INSTRUCTIONS ON HOW TO EXCHANGE YOUR SHARE CERTIFICATES.

                                            Sincerely,

                                            FIRST COMMUNITY BANCSHARES, INC.


                                        By: /s/ Frank D. Neese
                                            -----------------------------------
                                            Frank D. Neese
                                            its Secretary

                        FIRST COMMUNITY BANCSHARES, INC.
                                210 EAST HARRIMAN
                           BARGERSVILLE, INDIANA 46106
                                 (317) 422-5171


         NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON May 28, 2003

         Notice is hereby given that the Special Meeting of Shareholders of First Community will be held on Wednesday, May 28, 2003, at 10:00 a.m., Eastern Standard Time, at the Franklin Parks and Cultural Arts Center, 396 South State Street, Franklin, Indiana.

         At the Special Meeting, the shareholders will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of March 27, 2003, by and between First Community, MainSource Financial Group, Inc., and FCBY Merger Corporation, a recently formed wholly-owned subsidiary of MainSource Financial, and to approve the transactions contemplated by the merger agreement, including the merger of First Community with and into FCBY Acquisition with FCBY Acquisition being the surviving entity. A copy of the merger agreement is attached as Annex A to the proxy statement that accompanies this notice.

         Only holders of First Community common shares of record as of the close of business on April 24, 2003, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement of the Special Meeting.

         The merger transaction will not be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the First Community common shares outstanding on the record date and entitled to vote at the Special Meeting.

         Whether or not you plan to be present at the Special Meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed postage paid envelope. If you plan to attend the Special Meeting, please mark the appropriate space on the enclosed proxy card.

         THE FIRST COMMUNITY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER.

By Order of the Board of Directors,


/s/ Frank Neese
Frank D. Neese, Secretary

April 25, 2003

                             YOUR VOTE IS IMPORTANT.

   PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY. DO NOT SEND ANY
                        SHARE CERTIFICATES AT THIS TIME.

                                 PROXY STATEMENT
                             FOR SPECIAL MEETING OF
                                 SHAREHOLDERS OF
                        FIRST COMMUNITY BANCSHARES, INC.

         Subject to the satisfaction of the conditions set forth in the merger agreement, MainSource Financial Group, Inc. and First Community have agreed to merge First Community with and into a wholly-owned subsidiary of MainSource Financial Group, Inc. with the new subsidiary being the surviving corporation.

         The merger cannot occur unless the holders of a majority of the outstanding common shares of First Community adopt the merger agreement. The First Community Board of Directors has scheduled a Special Meeting of Shareholders of First Community to vote on the merger agreement as follows:


                   May 28, 2003
                   10:00 a.m., Eastern Standard Time
                   Franklin Parks and Cultural Arts Center
                   396 South State Street
                   Franklin, IN 46131


         This document provides you with detailed information about the proposed merger. Please see "WHERE YOU CAN FIND MORE INFORMATION" for additional information about First Community and MainSource Financial Group, Inc. on file with the Securities and Exchange Commission.

         This document and proxy card are being mailed to shareholders of First Community beginning on or about April 25, 2003

                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS DETERMINED IF THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         YOU SHOULD BE AWARE THAT THIS IS A COMPLICATED TRANSACTION. WE URGE FIRST COMMUNITY SHAREHOLDERS TO READ AND CONSIDER CAREFULLY THIS DOCUMENT IN ITS ENTIRETY.

                  The date of this document is April 25, 2003.

                                TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE MERGER........................................1
SUMMARY.......................................................................3
FIRST COMMUNITY BANCSHARES, INC...............................................7
MAINSOURCE FINANCIAL GROUP, INC...............................................7
THE SPECIAL MEETING...........................................................8
Introduction..................................................................8
   Matters to be Considered; Board of Directors Recommendation................8
   Record Date and Voting.....................................................8
   Vote Required..............................................................9
Securities Ownership Of Management Of First Community......... ...............9
   Revocability of Proxies...................................................11
   Solicitation of Proxies...................................................11
   Dissenters' Rights........................................................11
THE MERGER...................................................................13
   General...................................................................13
   Background and Reasons for the Merger.....................................13
   Opinion of Financial Advisor..............................................16
   Conduct of Business if the Merger is not Consummated......................22
   Regulatory Filings and Approvals..........................................22
THE MERGER AGREEMENT.........................................................23
   Terms of the Merger.......................................................23
   Exchange of Certificates..................................................23
   Representations and Warranties............................................24
   Conduct of Business Pending the Merger....................................25
   Additional Agreements.....................................................26
   Conditions to the Merger..................................................28
   Interests of Directors and Executive Officers.............................30
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.....................................32
WHERE YOU CAN FIND MORE INFORMATION..........................................33
ANNEX A:  AGREEMENT AND PLAN OF MERGER
ANNEX B:  FAIRNESS OPINION
ANNEX C:  DISSENTERS' RIGHTS STATUTE

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. WHY DO FIRST COMMUNITY AND MAINSOURCE FINANCIAL GROUP, INC. WANT TO MERGE?

A. First Community believes that the consideration offered to its shareholders is fair and that MainSource Financial Group, Inc. is a sound merger partner. First Community wants its customers in First Community service areas to be served effectively and MainSource Financial desires to expand its presence in those service areas.

Q. HOW WILL I BENEFIT?

A. The First Community Board of Directors believes that you will benefit by receiving $21.00 in cash in exchange for each common share of First Community that you own upon the consummation of the merger.

Q. IF I DO NOT FAVOR THE TRANSACTION, WHAT ARE MY RIGHTS?

A. If you are a shareholder of First Community as of the record date and you do not vote in favor of the merger agreement, you will have the right under Indiana Code Section 23-1-44-8 to demand the fair value for your common shares of First Community. The right to make this demand is generally known as "dissenters' rights." To perfect your dissenters' rights, you must:

         o deliver to First Community before the vote is taken a written notice of your intent to demand payment of the fair value of your common shares if the merger is effectuated;

         o        not vote your common shares in favor of the merger; and

         o otherwise comply strictly with all of the requirements of Indiana Code Section 23-1-44-1 and following.

Q. WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE MERGER?

A. The federal income tax consequences for each shareholder will depend in part upon your specific situation. No ruling has been or will be sought from the Internal Revenue Service as to the federal income tax consequences of the merger. Generally, you will recognize a gain with respect to the cash payment you receive, depending upon your basis in the First Community shares that you own.

Q. WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We plan to complete the transaction as soon as possible after the Special Meeting, assuming the required shareholder approval is obtained. The transaction is also subject to the approval of federal bank regulatory authorities and the satisfaction of other closing conditions. We expect the transaction to be completed in the second quarter of calendar year 2003.

Q. WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?

A. The Special Meeting will be held at 10:00 a.m., Eastern Standard Time, on May 28, 2003, at the Franklin Parks and Cultural Arts Center, 396 South State Street, Franklin, Indiana.

Q. WHAT DO I NEED TO DO NOW?

A: Just mail your completed, signed and dated proxy card in the enclosed return envelope as soon as possible so that your First Community shares will be represented at the Special Meeting.

Q. WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Many First Community shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

         SHAREHOLDER OF RECORD

         If your shares are registered directly in your name with First Community's transfer agent, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent directly to you by First Community. As a shareholder of record, you have the right to grant your proxy directly to First Community or to vote in person at the Special Meeting. First Community has enclosed a proxy card for your use.

         BENEFICIAL OWNER

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction card for your use. If you are a First Community shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend the Special Meeting and to vote your shares at the Special Meeting.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your First Community shares with respect to the merger agreement only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q. MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. If you are the record holder of the shares, you can do this in three ways. First, you can send First Community a written statement that you would like to revoke your proxy, if such written notice is received prior to the date of the Special Meeting. Second, you can send First Community a new signed and later-dated proxy card, provided that such proxy card is received prior to the date of the Special Meeting. Third, you can attend the Special Meeting and vote in person. However, your attendance alone will not revoke your proxy.

         For shares held beneficially by you, but not as record holder, you may change your vote by submitting new voting instructions to your broker or nominee.

Q. HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the shareholder of record may be voted in person at the Special Meeting. If you choose to attend, please bring the enclosed proxy card or proof of identification.

Q. HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY CARD?

A. If you are the record holder of the shares and you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement.

Q. WHAT WILL BE THE EFFECT IF I DO NOT VOTE?

A. Not voting will have the same effect as voting against the merger agreement.

Q. SHOULD I SEND IN MY STOCK CERTIFICATE NOW?

A: No. If the merger is completed, you will receive written instructions for exchanging your share certificates.

Q. WHO CAN ANSWER MY QUESTIONS ABOUT THE MERGER OR HOW I CAN SUBMIT MY PROXY?

A. If you have more questions about the merger or how to submit your proxy, please call Albert R. Jackson, III at (317) 346-7241.

                                     SUMMARY

         This summary highlights selected information from this document. It does not contain all of the information that is important to you. To understand the merger agreement more fully and for a complete description of the legal terms of the merger agreement, you should read carefully this entire document and the documents to which we have referred you. Page references are included in this summary to direct you to a more complete description of certain topics discussed in this document.

         Throughout this document, the term "merger" refers to the proposed merger of First Community with and into a wholly-owned subsidiary of MainSource Financial with the wholly-owned subsidiary being the surviving corporation. The term "merger agreement" refers to the Agreement and Plan of Merger, dated as of March 27, 2003, by and between MainSource Financial, FCBY Merger Corporation and First Community, a copy of which is included at the end of this document as Annex A.

                               THE SPECIAL MEETING
                                    (PAGE 8)

         A Special Meeting of First Community's shareholders will be held on May 28, 2003, at the Franklin Parks and Cultural Arts Center, 396 South State Street, Franklin, Indiana. At the Special Meeting, the shareholders of First Community will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of March 27, 2003, by and between

MainSource Financial Group, Inc., FCBY Merger Corporation and First Community Bancshares, Inc. and to approve the transactions contemplated by the merger agreement, including the merger of First Community with and into a wholly-owned subsidiary of MainSource Financial.

                                  THE COMPANIES
                                    (PAGE 7)

First Community Bancshares, Inc.
210 East Harriman
Bargersville, Indiana 46106
(317) 422-5171

         First Community is a one bank holding company which owns all of the outstanding shares of stock of First Community Bank & Trust and First Community Real Estate Management, Inc. First Community Bank & Trust is a state chartered commercial bank which serves the financial needs of families and local businesses through its main office in Bargersville and branch offices located in Greenwood, Franklin, Indianapolis, Trafalgar, Whiteland, Edinburgh and North Vernon, Indiana. First Community Real Estate Management, Inc. is an Indiana corporation that owns and leases branch offices to First Community Bank & Trust.

MainSource Financial Group, Inc.
210 North Broadway
Greensburg, Indiana 47240
(812) 663-0157

         MainSource Financial Group, Inc., is a community-focused, multibank, financial services oriented holding company with assets of approximately $1.2 billion. Through its three banking subsidiaries, MainSource Bank, Greensburg, Indiana; Regional Bank, New Albany, Indiana; and Capstone Bank, Watseka, Illinois, it operates 42 offices in 18 Indiana counties and seven offices in three Illinois counties. Through its insurance subsidiary, MainSource Insurance, it operates five offices in Indiana as well as one in Owensboro, Kentucky.

                                  VOTE REQUIRED
                                    (PAGE 9)

         The affirmative vote of the holders of at least a majority of the outstanding common shares of First Community is required to adopt the merger agreement. Directors and executive officers of First Community have the power to vote 348,191 shares, or approximately 30.7% of the outstanding common shares of First Community.

         In connection with the execution of the merger agreement, the directors of First Community executed voting agreements. Each voting agreement provides that such director will vote his or her shares in favor of adoption of the merger agreement.

                               DISSENTERS' RIGHTS
                                    (PAGE 11)

         If you are a shareholder of First Community as of the record date you will have the right under Indiana Code Section 28-1-44-8 to demand the fair value for your common shares of First Community. The right to make this demand is generally known as "dissenters' rights." To perfect your dissenters' rights, you must deliver to First Community a written notice of intent to demand payment of the fair value of your common shares in the event the merger is effectuated and not vote for the merger. For additional information on your dissenters' rights, see the section of this document after this summary entitled "THE SPECIAL MEETING - Dissenters' Rights."

                             REASONS FOR THE MERGER
                                    (PAGE 15)

         The Boards of Directors of First Community and MainSource Financial have proposed the merger because each of the Boards of Directors believes the merger is in the best interests of its corporation and shareholders.

                          OPINION OF FINANCIAL ADVISOR
                                    (PAGE 16)

         In deciding to approve the merger, First Community's Board of Directors considered, among other things, the opinion of its financial advisor, Austin Associates, LLC, that the financial consideration to be received by First Community shareholders in the merger is fair to the shareholders of First Community from a financial point of view as of the date of the merger agreement. The written opinion of Austin Associates, LLC, is attached as Annex B to this document. We encourage you to read the opinion in its entirety.


                         RECOMMENDATION TO SHAREHOLDERS
                                    (PAGE 16)

         The First Community Board of Directors unanimously recommends that First Community shareholders vote in favor of the adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, so that the merger may be consummated.

                              THE MERGER AGREEMENT
                                    (PAGE 23)

         In the merger, First Community will merge with and into FCBY Merger Corporation, a wholly-owned subsidiary of MainSource Financial. Unless you exercise your statutory dissenter's rights, you will receive $21.00 in cash for each common share of First Community you own. For a complete description of what First Community shareholders will receive in the merger, see "THE MERGER AGREEMENT - Terms of the Merger." We encourage you to read the merger agreement because it is the legal document that governs the merger.

                  INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS
                                    (PAGE 30)

         The directors and executive officers have interests in the merger in addition to the interests of all other shareholders. Those interests include the following:

         o Each outstanding First Community option, including those held by directors and executive officers, will be cancelled and extinguished in exchange for a payment equal to the number of shares subject to the options multiplied by the difference between $21.00 and the exercise price of the options.

         o First Community Bank & Trust shall terminate its obligations under certain Termination Agreements with certain officers. MainSource Financial shall pay each officer a lump sum cash payment in consideration for such termination. First Community Bank & Trust shall enter into a new employment agreement effective at the time of the merger with each such officer.

         o First Community Bank & Trust shall terminate each Deferred Compensation Agreement it has entered into with the members of its Board of Directors and with its President. Each member shall be entitled to receive any amounts accrued pursuant to such Agreements.

         o First Community Bank & Trust shall terminate its Supplemental Executive Retirement Plan ("SERP"). Pursuant to the merger agreement, three of the participants shall execute a waiver of their rights upon a change in control and a consent to terminate the SERP, two shall execute a consent to terminate the SERP and accept a cash payment as a change in control benefit, and the remaining participants shall elect early retirement pursuant to the SERP and execute a waiver of their rights upon a change in control.

         o MainSource Financial will provide director and officer liability insurance and indemnification to the former directors and executive officers of First Community and First Community Bank & Trust for three years after consummation of the merger.

                       CONDITIONS TO COMPLETING THE MERGER
                                    (PAGE 28)

         Completion of the merger depends upon the satisfaction of a number of conditions, including, among others, the following:

         o First Community's shareholders must adopt the merger agreement by a vote of a majority of the outstanding shares; and

         o the Board of Governors of the Federal Reserve System, the Indiana Department of Financial Institutions and any other applicable regulatory agencies must approve the merger.

         To the extent permitted by law, the merger agreement provides that certain of the closing conditions may be waived by the party entitled to assert them. The First Community Board of Directors does not currently intend to seek shareholder approval of any waiver of any condition.

                       TERMINATION OF THE MERGER AGREEMENT
                                    (PAGE 29)

         The merger agreement may be terminated for a number of reasons, including, among others, the following:

         o by mutual agreement of the Boards of Directors of MainSource Financial and First Community; or

         o by the Board of Directors of MainSource Financial or First Community if the merger is not completed on or before June 30, 2003, or if any of the conditions of the merger are not satisfied.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
                                    (PAGE 32)

         First Community shareholders may recognize gain, in certain circumstances taxable as ordinary income, with respect to the cash consideration received. No ruling has been or will be sought from the Internal Revenue Service as to the federal income tax consequences of the merger. The tax consequences of the merger to you may depend on the facts of your own situation. You should consult your own tax advisor to understand fully the tax consequences of the merger to you.

                          REQUIRED REGULATORY APPROVALS
                                    (PAGE 22)

         Consummation of the merger is subject to approval by the Board of Governors of the Federal Reserve System and the Indiana Department of Financial Institutions, who may receive comments from other government agencies and departments.

                        FIRST COMMUNITY BANCSHARES, INC.

         First Community is a one bank holding company which owns all of the outstanding shares of stock of First Community Bank & Trust and First Community Real Estate Management, Inc. First Community Bank & Trust is a state chartered commercial bank which serves the financial needs of families and local businesses through its main office in Bargersville and branch offices located in Greenwood, Franklin, Indianapolis, Trafalgar, Whiteland, Edinburgh and North Vernon, Indiana. First Community Real Estate Management, Inc. is an Indiana corporation that owns and leases branch offices to First Community Bank & Trust.

         First Community common shares are traded over-the-counter and quoted on the Nasdaq OTC Bulletin Board under the symbol "FCYB.OB." On November 19, 2002, the last trading day ending prior to the public announcement of the proposed merger, the Nasdaq sale price for First Community common shares was $8.84. On April 23, 2003, the last reported sales price for First Community common shares before the printing of this document was $20.50.


                        MAINSOURCE FINANCIAL GROUP, INC.


         MainSource Financial Group is listed on the NASDAQ Stock Market (Nasdaq:MSFG), and is a community-focused, multi-bank financial services oriented holding company with assets of approximately $1.2 billion. Through its three banking subsidiaries, Capstone Bank, Watseka, Illinois; MainSource Bank, Greensburg, Indiana; and Regional Bank, New Albany, Indiana; it operates 42 offices in 18 Indiana counties and seven offices in three Illinois counties. Through its insurance subsidiary, MainSource Insurance, it operates five offices in Indiana as well as one in Owensboro, Kentucky.

                               THE SPECIAL MEETING

INTRODUCTION

         This document is being furnished to the shareholders of First Community in connection with the solicitation of proxies by the First Community Board of Directors for use at the Special Meeting of Shareholders of First Community shareholders to be held on Wednesday, May 28, 2003, at 10:00 a.m., Eastern Standard Time, at the Franklin Parks and Cultural Arts Center, 396 South State Street, Franklin, Indiana, and at any adjournments or postponements of the Special Meeting. Each copy of this document mailed to the shareholders of First Community is accompanied by a proxy card furnished in connection with the solicitation of proxies by the First Community Board of Directors for use at the Special Meeting.


MATTERS TO BE CONSIDERED; BOARD OF DIRECTORS RECOMMENDATION

         At the Special Meeting, First Community shareholders will be asked to vote upon the following resolution:

                  Resolved, that the Agreement and Plan of Merger, dated as of March 27, 2003, by and among MainSource Financial Group, Inc., FCBY Merger Corporation and First Community Bancshares, Inc., a copy of which is attached to the proxy statement of First Community dated April 25, 2003, and the transactions contemplated thereby, including the merger of First Community with and into FCBY Merger Corporation, which is a wholly-owned subsidiary of MainSource Financial, and the cancellation of each outstanding common share of First Community in exchange for the right to receive $21.00 cash, be and they hereby are, adopted and approved.

         The Board of Directors knows of no business that will be presented for consideration at the Special Meeting other than the matters described in this document.

         The First Community Board of Directors has determined that the adoption of the merger agreement is in the best interests of First Community shareholders. ACCORDINGLY, THE FIRST COMMUNITY BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER. SEE "THE MERGER - BACKGROUND AND REASONS FOR THE MERGER."

          SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE AND VOTING

         Only the holders of record of First Community common shares as of the close of business on April 24, 2003, are entitled to notice of and to vote at the Special Meeting. At the close of business on the record date, there were 1,044,926 common shares of First Community outstanding and entitled to vote, held by approximately 246 shareholders of record and beneficially by approximately 250 shareholders. Directors and executive officers of First Community (as a group) were entitled to vote 348,191 common shares of First Community, or approximately 30.7% of the outstanding votes entitled to be cast at the Special Meeting, and the directors have executed agreements to vote their shares in favor of the merger agreement. Holders of record of First Community common shares as of the close of business on the record date are entitled to one vote per share on any matter voted on at the Special Meeting.

         The presence, either in person or by proxy, of the holders of a majority of the outstanding common shares of First Community as of the record date is necessary to constitute a quorum at the Special Meeting. Abstentions count for the purpose of determining a quorum at the Special Meeting.

         SHAREHOLDERS SHOULD NOT FORWARD ANY SHARE CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, SHARE CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO SHAREHOLDERS BY MAINSOURCE BANK, GREENSBURG, INDIANA, IN ITS CAPACITY AS THE EXCHANGE AGENT, PROMPTLY AFTER THE MERGER IS EFFECTIVE.

VOTE REQUIRED

         The affirmative vote of the holders of at least a majority of the outstanding common shares of First Community entitled to vote on the matters to be acted upon is required to adopt the merger agreement. THE FAILURE TO SUBMIT A PROXY CARD OR VOTE IN PERSON AT THE SPECIAL MEETING HAS THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT. ABSTENTIONS AND FAILURES TO VOTE ON THIS MATTER BY A BROKER ALSO HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. BROKERS WHO HOLD COMMON SHARES OF FIRST COMMUNITY AS NOMINEES WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE SHARES WITH RESPECT TO THE MERGER AGREEMENT ABSENT INSTRUCTIONS FROM THE BENEFICIAL OWNER. THEREFORE, BY NOT GIVING SUCH INSTRUCTIONS, YOU WILL IN EFFECT BE VOTING AGAINST THE MERGER.

         The proxy holders named in the enclosed proxy card will vote all common shares of First Community represented by proxy cards that are properly signed and returned by shareholders in accordance with the instructions contained on the proxy card. You may specify your voting choices by marking the appropriate boxes on the proxy card. IF YOU PROPERLY SIGN AND RETURN THE PROXY CARD SENT TO YOU BY FIRST COMMUNITY BUT DO NOT SPECIFY YOUR VOTING CHOICES, YOUR SHARES WILL BE VOTED "FOR" THE ADOPTION OF THE MERGER AGREEMENT, AS RECOMMENDED BY THE BOARD OF DIRECTORS.

         The First Community Board of Directors is not aware of any matters other than those set forth in the Notice of Special Meeting of Shareholders of First Community that may be brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in their discretion.

SECURITIES OWNERSHIP OF MANAGEMENT OF FIRST COMMUNITY

         The following table sets forth certain information with respect to the number of common shares of First Community beneficially owned by each director of First Community and by all directors and executive officers of First Community as a group as of April 24, 2003. No other person is known by management of First Community to own more than 5% of the outstanding common shares of First Community.

                                                  Shares Beneficially Owned
Name and Address                                    Number          Percent
----------------                                    ------          -------

Albert R. Jackson, III                              32,178(1)         3.1%
5675 N. CO RD 200W
North Vernon, Indiana 47265

Albert R. Jackson, Jr.
5745 N CO RD 200W                                   31,069(2)         2.9%
North Vernon, Indiana 47265

Merrill M. Wesemann, M.D.                           104,179(3)        9.9%
251 E Jefferson Street
Franklin, Indiana  46131

Roy Martin Umbarger                                 49,115(4)         4.7%
5180 W CO RD 300N
Bargersville, Indiana 46106

Frank D. Neese                                      137,113(5)       12.5%
1705 North Meridian Street
Indianapolis, Indiana 46202

All Officers and Directors as a group (5 persons)   348,191           30.7%

--------

1 Includes 5,363 shares held jointly with his father, brother and sister as to which he disclaims voting and dispositive power, currently exercisable options for 7,500 shares granted under the 1996 Stock Option Plan and a Convertible Note currently convertible into 909 shares. Mr. Jackson, III is the son of Mr. Jackson, Jr.
2 Includes 5,363 shares held jointly with two sons and a daughter, 2,135 shares owned by Mr. Jackson's spouse, currently exercisable options for 3,050 shares granted under the 1996 Stock Option Plan, Convertible Notes currently convertible into 5,454 shares, and a Convertible Note owned by his spouse currently convertible into 909 shares. Mr. Jackson, Jr. is the father of Mr. Jackson, III.
3 Includes 8,087 shares owned by Dr. Wesemann's spouse, currently exercisable options for 6,050 shares granted under the 1996 Stock Option Plan, Convertible Notes currently convertible into 3,636 shares, and a Convertible Note owned by his spouse currently convertible into 909 shares.
4 Includes 1,465 shares owned by Mr. Umbarger's spouse, 721 shares owned as a joint-tenant with a son, 214 shares owned by his spouse jointly with his daughter, currently exercisable options for 6,050 shares granted under the 1996 Stock Option Plan and Convertible Notes currently convertible into 4,545 shares. 5 Includes 3,000 shares owned by Mr. Neese's spouse, 14,044 shares owned by Mr. Neese's spouse in an IRA account, 53,877 shares owned in an IRA account, 6,648 shares owned through a 401(k) plan, currently exercisable options for 6,050 shares granted under the 1996 Stock Option Plan and Convertible Notes currently convertible into 45,454 shares. Mr. Neese disclaims beneficial ownership of the shares owned by or for the benefit of his spouse.

REVOCABILITY OF PROXIES

         A shareholder of record may revoke a proxy at any time prior to its exercise by:

         o delivering to First Community Bancshares, Inc., 210 East Harriman, Bargersville, Indiana 46106, Attention: Albert R. Jackson, III, a written notice of revocation prior to the Special Meeting,

         o delivering to First Community Bancshares, Inc., 210 East Harriman, Bargersville, Indiana 46106, Attention: Albert R. Jackson, III, a duly executed proxy bearing a later date prior to the Special Meeting, or

         o        attending the Special Meeting and voting in person.

         For shares held beneficially, but not as record holder, a shareholder may change a previous vote by submitting new voting instructions to the broker or nominee.

         The presence of a shareholder at the Special Meeting will not in and of itself automatically revoke such shareholder's proxy. If shares are held of record, you can vote at the Special Meeting. A beneficial holder may not vote or revoke a proxy at the Special Meeting unless such shareholder has received a properly executed proxy from the broker or nominee.

SOLICITATION OF PROXIES

         All expenses of First Community's solicitation of proxies, including the cost of mailing this document to you, will be paid by First Community.

         Proxies may be solicited from shareholders by directors, officers and employees by mail, in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for their reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and First Community will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such solicitation.

DISSENTERS' RIGHTS

         The Indiana Business Corporation Law provides shareholders of merging corporations with certain dissenters' rights. The dissenters' rights of First Community shareholders are set forth in Indiana Code Chapter 23-1-44, a copy of which is attached to this Proxy Statement as Annex C. Shareholders of First Community will be entitled to dissenters' rights only upon strict compliance with procedures of the Indiana Business Corporation Law.

         The Indiana Business Corporation Law provides that shareholders of First Community have the right to demand payment for the fair value of their shares of First Community common stock immediately before the merger becomes effective, excluding any appreciation or depreciation in the value in anticipation of the merger, unless a court determines that such exclusion would be inequitable. To claim this right, the shareholder must first:

         o Deliver to First Community, before the vote is taken, written notice of the shareholder's intent to demand payment in cash for the shareholder's shares if the merger is consummated, and

         o        Not vote in favor of the merger in person or by proxy.

         Dissenting shareholders may send their written notice to Albert R. Jackson, III, Chief Executive Officer, First Community Bancshares, 34 West Jefferson Street, P.O. Box 970, Franklin, Indiana 46160.

         If the merger is approved by First Community shareholders, MainSource Financial will send notice of dissenters' rights to those shareholders satisfying the above conditions no later than ten (10) days after shareholder approval has occurred. The notice will state the procedures the dissenting shareholder thereafter must follow to exercise dissenters' rights in accordance with Indiana law.

         A shareholder of First Community who is sent such a notice must then:

         o Demand payment for the shareholder's shares of First Community common stock,

         o Certify whether beneficial ownership of the shares of First Community common stock was acquired before the dates set forth in such notice; and

         o Deposit the shareholder's certificates representing shares of First Community common stock in accordance with the terms of such notice.

         First Community shareholders who do not demand payment or deposit the shareholder's certificates representing shares of First Community common stock as required and within the applicable time period are considered to have voted such shares of First Community common stock in favor of the merger and are not entitled to receive payment for such shares under the dissenters' rights provision of the Indiana Business Corporation Law.

         A shareholder who does not comply with the preliminary conditions described above will not be entitled to dissenters' rights under the Indiana Business Corporation Law. Shareholders who execute and return the enclosed proxy but do not specify a choice on the merger proposal will be deemed to have voted in favor of the merger and accordingly to have waived their dissenters' rights, unless the shareholder revokes the proxy prior to its being voted.

         Upon consummation of the merger, MainSource Financial will pay each dissenting shareholder who has fully complied with all statutory requirements and MainSource Financial's notice, and who was the beneficial owner of the First Community common stock prior to November 20, 2002 (the date that the merger was first publicly announced), MainSource Financial's estimate of the fair value of each share of First Community common stock as of the time immediately prior to the merger, excluding any appreciation in value in anticipation of the merger.

         Dissenters who comply with the above procedures can object to the fair value established by MainSource Financial by stating their estimate of the fair value and demanding payment of the additional amount claimed as fair value. MainSource Financial can elect to agree to the dissenters' fair value demand or can commence an action in the Johnson County Circuit or Superior Court for a judicial determination of the fair value. The court may appoint appraisers to determine the fair value. The cost of the proceeding, including compensation and expenses of the appraisers and counsel for the parties and experts, will be assessed against all parties to the action in such amounts as the court finds equitable. Each dissenter made a party to the action will be entitled to receive the amount, if any, by which the court finds the fair value of the dissenters' shares, plus interest, exceeds the amount paid by MainSource Financial.

         The foregoing summary of the applicable provisions of Chapter 44 of Title 23 of the Indiana Business Corporation Law is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such Chapter, a copy of which is attached as Annex C. Any First Community shareholder who intends to dissent from the merger should review the text of Annex C carefully and should also consult with an attorney. Any shareholder who fails to strictly follow the procedures described in the statute will forfeit dissenters' rights.

                                   THE MERGER

GENERAL

         If the merger is consummated, First Community will be acquired by MainSource Financial Group through the merger of First Community with and into a wholly-owned subsidiary of MainSource Financial Group, with the wholly-owned subsidiary being the surviving corporation.

BACKGROUND OF THE MERGER

         During the past several years, First Community's Board of Directors has periodically reviewed and assessed the consolidations occurring in the financial services industry, particularly among community banks. The Board's goal in performing these reviews was, and remains, to enhance shareholder value. In September 2002, following the public announcement of a proposed merger between a regional bank and a community bank in which the shareholders of the community bank received an immediate premium on the trading value of their shares, the Board engaged in a number of informal discussions regarding the proposed terms of the merger. Soon thereafter, the Board decided to actively explore whether a transaction with a third party was available and whether such a transaction would be the best way to maximize shareholder value.

         In October 2002, director Frank Neese contacted the president of a publicly traded financial institution, the Interested Party, to see if there was interest in an acquisition of First Community. The Interested Party expressed a desire to discuss a potential merger and a meeting between First Community and the Interested Party was scheduled for October 22, 2002.

         On October 16, 2002, at the next regularly scheduled meeting of First Community's Board of Directors, Mr. Neese informed the Board of his discussions with the Interested Party. The Board granted permission for Mr. Neese, Chairman of the Board Merrill Wesemann and Chief Executive Officer Albert R. Jackson, III, to attend the October 22, 2002 meeting and to engage in informal discussions regarding a potential merger.

         On October 22, 2002, Mr. Neese, Chairman Wesemann and Mr. Jackson attended the meeting with representatives of the Interested Party. At this meeting First Community and the Interested Party executed a confidentiality agreement, after which First Community agreed to provide additional financial and other information to the Interested Party for its review. Additionally, First Community and the Interested Party discussed the strategies of the respective institutions, results of operation, future business plans and the advantages and disadvantages of integrating the two companies.

         On October 29, 2002, Mr. Neese received a telephone call from the President of the Interested Party in which he indicated that the Interested Party had a high level of interest in further exploring a potential merger and that a proposal would be delivered to First Community's Board of Directors at its next regularly scheduled meeting on November 20, 2002. The Interested Party further informed Mr. Neese of its preliminary valuation thoughts of $20.00 per share in an all cash transaction. Mr. Neese reported this telephone call to Chairman Wesemann and Mr. Jackson. Chairman Wesemann directed Mr. Neese to contact the President of MainSource Financial, James Saner, to determine whether MainSource Financial would also have an interest in meeting with representatives of First Community to discuss a potential merger.

         In late October and early November, 2002, Mr. Neese held several telephone conversations with Mr. Saner of MainSource Financial. During these conversations, First Community shared substantially the same financial and other information that had been provided to the Interested Party. Based on its preliminary due diligence, MainSource Financial indicated its interest in discussing potential merger opportunities with First Community and a meeting was scheduled for November 12, 2002 at the offices of Chairman Wesemann. Mr. Neese, Chairman Wesemann and Mr. Jackson attended the meeting on behalf of First Community and Mr. Saner and Mr. Don Benziger, the Senior Vice President and Chief Financial Officer of MainSource Financial, attended the meeting on behalf of MainSource Financial. At the meeting, the parties discussed the integration of the two financial institutions and the advantages and disadvantages of such a transaction. MainSource Financial also expressed a high level of interest in further pursuing merger discussions and indicated that a proposal for the acquisition of First Community would be presented to the Board of Directors of First Community at its November 20, 2002, board meeting.

         On November 20, 2002, during the meeting of the First Community Board of Directors, two proposed letters of intent were presented to the directors. The proposal from MainSource Financial offered the holder of each share of First Community common stock $21.00 per share in cash. The proposal from the Interested Party offered the holder of each share of First Community common stock a combination of common stock of the Interested Party and cash with a total valuation less than the offer presented by MainSource Financial. . Following a discussion of the terms of each proposal, including the type of consideration to be received from each party, and the duties and responsibilities of directors in merger transactions of this type, and after the consideration of the factors set forth below under "Reasons for the Merger," the First Community Board of Directors voted to accept the MainSource Financial offer and directed the President of First Community to execute a letter of intent containing the principle proposed terms of the merger. A joint press release announcing the execution of the letter of intent was issued on the same day.

         On January 15, 2003, the First Community Board voted to hire Austin Associates, LLC to perform a financial analysis of the merger consideration to determine whether the proposed consideration was fair to the shareholders of First Community from a financial point of view.

         During the next several months, MainSource Financial performed additional due diligence on First Community. Additionally, management of First Community and its counsel met with management and counsel to MainSource Financial on several occasions to negotiate provisions of the definitive merger agreement. The parties exchanged several drafts of the definitive merger agreement before the Board met to discuss the definitive merger terms.

         On February 26, 2003, the Board of Directors of First Community met to review and comment upon a proposed draft of the definitive merger agreement. The Board commented on certain issues which remained outstanding from the previous draft as well as new matters. The Board voted to approve the definitive merger agreement, subject to obtaining a favorable fairness opinion from Austin Associates, LLC and subject to the resolution of the remaining issues in the merger agreement.

         On March 27, 2003, following final approval by the boards of directors of First Community and MainSource Financial, the parties executed the definitive merger agreement. Under the terms of the merger agreement, First Community will merge with and into FCBY Acquisition Corp., a wholly-owned subsidiary of MainSource Financial, with FCBY being the surviving entity. First Community Bank & Trust will thereby become a wholly-owned subsidiary of FCBY, which is a wholly-owned subsidiary of MainSource Financial. Each outstanding share of common stock of First Community will be converted into the right to receive a cash amount equal to $21.00. In addition, each outstanding option to purchase First Community common stock will be converted into the right to receive a cash amount equal to $21.00 less the exercise price of the option.

Reasons for the Merger

         In reaching its decision to approve the merger agreement, the First Community Board consulted with management of First Community, as well as its financial and legal advisors, and considered a variety of factors, including the following:

o The First Community Board's knowledge and analysis of the current environment of the financial services industry, which is characterized by rapid consolidation, increased opportunities for cross-industry expansion, evolving trends in technology and increasing nationwide and Internet competition;

o The First Community Board's belief that the financial terms of the merger are fair to and in the best interests of First Community as a whole and First Community's shareholders;

o The business, operations, financial condition, earnings and prospects of First Community and MainSource Financial. In making its determination, the First Community Board took into account the results of First Community's due diligence review of MainSource Financial;

o The scale, scope, strength and diversity of operations, product lines and delivery systems that can be achieved by combining First Community and MainSource Financial;

o        The First Community Board's belief that the merger represents:

         a. an opportunity to leverage First Community's management, infrastructure, products, marketing and business lines over a larger consumer, business and corporate customer base through MainSource Financial's geographically diverse network; and

         b. the possibility of achieving expense savings and operating efficiencies through, among other things, the elimination of duplicative efforts;

o The opinion of Austin Associates, LLC to the First Community Board that, based upon and subject to the considerations set forth in the opinion, the conversion price was fair from a financial point of view to First Community shareholders (see "Proposed Merger--Fairness Opinion of First Community's Financial Advisor");

o The likelihood of the merger being approved by the appropriate regulatory authorities;

o Consideration of the effect of the merger on First Community's other constituencies, including First Community's employees and the customers and communities served by First Community, including consideration of the opportunity for training, education and advancement of employees within MainSource Financial or one of its affiliated companies; and

o The First Community Board's analysis of alternatives to merging with MainSource Financial, including merging with the Interested Party or other potential acquirors and its analysis of relevant price information from recent comparable bank mergers which occurred in the Midwest and across the United States.

         This discussion of the information and factors considered by the First Community Board is not intended to be exhaustive, but it does include all material factors considered by the First Community Board. In reaching its decision to approve and recommend the merger, the First Community Board of Directors did not assign any relative or specific weights to these factors, and individual directors may have given differing weights to different factors. Based upon the foregoing and other factors, the Board of Directors of First Community concluded that it was in the best interests of First Community and its shareholders to merge with MainSource Financial.

         FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS OF FIRST COMMUNITY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AS ADVISABLE AND IN THE BEST INTERESTS OF FIRST COMMUNITY AND ITS SHAREHOLDERS AND RECOMMENDS

THAT THE SHAREHOLDERS OF FIRST COMMUNITY VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

         First Community retained Austin Associates, LLC ("Austin") to provide a fairness opinion in connection with the merger. Austin is an investment banking and consulting firm specializing in community bank mergers and acquisitions. First Community selected Austin for this opinion on the basis of Austin's experience and expertise in representing community banks in similar transactions.

         In conjunction with the signing of the merger agreement, Austin rendered a written opinion to First Community's board of directors that the terms provided for in the merger agreement were fair, from a financial point of view, to the shareholders of First Community.

         Austin was not directly involved with the solicitation of offers, negotiations with MainSource Financial or any other party. Austin was not involved in negotiating any parts of the merger agreement.

         The preparation of a fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is, therefore, not readily susceptible to partial analysis or summary description. Austin believes that a partial review of the analyses and the facts considered in its analyses could create an incomplete or inaccurate view of the process used and the conclusions reached by Austin in rendering its opinion. You should consider the following when reading the discussion of Austin's opinion:

         o the opinion should be read in its entirety for a full understanding of the procedures followed, assumptions made, matters considered and qualifications and limitations of the review undertaken by Austin in connection with its opinion. The summary of Austin's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion that is attached as Annex B to this document.

         o Austin's opinion rendered in connection with the merger does not constitute a recommendation to any First Community shareholder as to how he or she should vote at the special meeting.

         o no limitations were imposed on Austin by First Community's board of directors or its management with respect to the investigations made or the procedures followed by Austin in rendering its opinion.

         In performing its analyses, Austin made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of First Community and MainSource Financial and may not be realized. Any estimates contained in Austin's analyses do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as described below, none of the analyses performed by Austin was assigned a greater significance by Austin than any other. The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

         Austin has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Austin did not undertake any independent evaluation or appraisal of the assets and liabilities of First Community or MainSource Financial. Austin has not reviewed any individual credit files of First Community or MainSource Financial and has assumed that First Community's and MainSource Financial's loan loss reserves are, in the aggregate, adequate to cover losses. Austin's opinion is based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it which may not necessarily be indicative of current market conditions.

In rendering its opinion, Austin made the following assumptions:

         o the merger will be accounted for using purchase accounting in accordance with generally accepted accounting principles;

         o all material governmental, regulatory and other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on First Community, MainSource Financial or on the anticipated benefits of the merger;

         o First Community and MainSource Financial have provided all of the information that might be material to Austin in its review; and

In connection with its opinion, Austin reviewed:

         o        the Agreement;

         o audited financial statements of MainSource Financial for the five years ended December 31, 2001 and unaudited financial statement summaries as of December 31, 2002;

         o audited financial statements of First Community for the five years ended December 31, 2001 and unaudited financial statement summaries as of December 31, 2002;

In addition, Austin:

         o compared the financial terms of the merger with the financial terms, to the extent publicly available, of other recent business combinations of financial institutions;

         o considered the indication of value for First Community as determined using a discounted cash flow approach and compared the results to the MainSource Financial aggregate deal value; and

         o conducted such other studies, analyses, inquiries and examinations, as Austin deemed appropriate.

         The following is a summary of all material analyses performed by Austin in connection with its opinion provided to the First Community Board of Directors as of March 27, 2003. The summary does not purport to be a complete description of the analyses performed by Austin.

         Summary of Financial Terms of Agreement. Austin reviewed the financial terms of the proposed transaction, including the form of consideration and the resulting price per share to First Community common stock holders pursuant to the proposed merger. Under the terms of the Agreement, each outstanding share of First Community common stock will receive $21.00 in cash. The Agreement further provides that stock options and convertible debt previously granted or issued by First Community be converted into cash in an amount equal to the cash amount less the exercise price.

         Contribution Analysis. Austin compared the market capitalization of MainSource Financial to First Community's aggregate deal value in the transaction. Austin then considered First Community's contribution of certain balance sheet and income statement measures. The following table provides highlights to this analysis:

                                                                                                     First
                                                                          MainSource              Community's
                                                First Community            Financial              Contribution
                                                ---------------            ---------              ------------
   Market Capitalization ($Mil.)                    $23.2(1)                $169.8                   12.0%

                                                                                               First Community's
                                                            % Contribution                   Market Capitalization
                                                            --------------                        to Selected
   Income Statement                             First Community      MainSource Financial      Contribution Ratios
   ----------------                             ---------------      --------------------      -------------------
      2001 Core Net Income                            7.3%                   92.7%                    164%
      2002 Net Income (Exc.
      Security Gains)                                 2.8%                   97.2%                    429%
      2002 Core Net Income(2)                         9.5%                   90.5%                    126%

   Balance Sheet as of December 31, 2002
      Total Assets                                   10.4%                   89.6%                    115%
      Total Deposits                                 10.4%                   89.6%                    115%
      Shareholders' Equity                            9.5%                   90.5%                    126%
      Tangible Shareholders' Equity                  12.3%                   87.7%                    98%

(1) Represents the transaction value at $21.00 per share plus in-the-money value of stock equivalents.
(2) First Community's core income adjusted for normalized loan loss provision expense of $250,000 in 2002

         With respect to the contribution of First Community's balance sheet and income in the pro forma company, each measure would indicate First Community is receiving a premium for its contribution in the pro forma company with the exception of tangible book value.

         Merger Value. In rendering its opinion on March 27, 2003, Austin considered the cash value per share to each common shareholder in First Community. Based on 1,044,926 common shares at First Community, the aggregate value to common shareholders equaled $21.9 million ($21.00 multiplied by 1,044,926 shares outstanding at First Community).

         In addition, MainSource Financial agreed to convert the 34,700 outstanding options of First Community into cash. These options are exercisable at a weighted average price of $9.72 per share. Based on the $21.00 per share value to First Community shareholders, the "in-the-money" value of the options measures approximately $391,000 in the aggregate.

         First Community also has $1.0 million of convertible debt securities which are convertible into 90,910 shares of common stock. MainSource Financial agreed to convert the convertible debt into cash. Based on the $21.00 per share value to First Community shareholders, the "in-the-money" value of the convertible debt measures approximately $909,000 in the aggregate.

         Therefore, when including the value of consideration for the options and convertible debt of First Community, the aggregate value of the transaction at March 27, 2003 was approximately $23.2 million.

         Austin Associates calculated that the indicated value of $23.2 million represented:

         o        222 percent of book value at December 31, 2002;
         o        224 percent of tangible book value at December 31, 2002;
         o        19.6 times core net income for year end 2002;
         o        49.2 times stated net income for year end 2002; and
         o 8.8 percent premium over tangible equity as a percent of total assets.

         Comparable Transaction Analysis. Austin reviewed certain information relating to bank sale transactions in the Midwest and nationally announced since January 1, 2001 with publicly available deal values. The following chart highlights the criteria used to select guideline transactions for comparison to the merger.

                                                     Midwest                National              National
   Key Seller Criteria                            Transactions               Group 1               Group 2
   --------------------                           ------------               -------               -------
   Seller's Asset Size ($mils)                        $100 - $300          $100 - $300           $100 - $500
   YTD ROAA                                              > 0.0%               > 0.0%            0.25% - 1.00%
   Announced Date Since                                 01/01/01             12/31/01              12/31/01
   Tangible Equity/Assets                                  -                 < 10.0%               < 10.0%
   Return on Average Equity                                -                    -                  < 15.0%
   # of Transactions Included                              27                   27                    14

         Austin compared the prices paid in these transactions as compared to the transaction multiples being paid by MainSource Financial for First Community.

                                                                  National        National         MainSource/
   Key Median Results                                Midwest       Group 1        Group 2             Grand
   ------------------                                -------       -------        -------             -----
   Price/Earnings Multiple                           16.3 x        19.9 x          31.6 x           19.6x (1)
   Price/Tangible Book Value Ratio                    200%          203%            202%              224%
   Premium over Tangible Equity/Assets                7.3%          8.3%            7.0%              8.8%

(1) First Community's core net income adjusted for normalized loan loss provision expense of $250,000 in 2002.

         Austin concluded that the multiples paid by MainSource Financial for First Community either approximate or exceed the median multiples paid for comparable bank transactions based on the dates reviewed.

         Discounted Cash Flow Analysis. The discounted cash flow value analysis is a widely used valuation methodology but relies on numerous assumptions, including asset and earnings growth rates, implied price to earnings multiples and discount rates. The analysis does not purport to be indicative of the actual values or expected values of First Community's common stock and does not necessarily represent actual cost savings to be realized by MainSource Financial.

         Austin estimated the present value of future cash flows assuming First Community would be acquired and computed the indication of value based on its pro forma earnings stream including synergies. Synergies were estimated at 20 percent of First Community's stand-alone overhead expense. Pro forma overhead expense reductions in the range of 10 to 30 percent are common in bank mergers.

         The following chart highlights the key assumptions and results of the discount cash flow analyses:

                                                         First Community's Pro Forma       Actual Deal Value to
   Discounted Cash Flow Key Assumptions                          Performance                  First Community
   ------------------------------------                          -----------                  ---------------
   First Year Pro Forma Net Income ($000)                           $1,963
   Fifth Year Pro Forma Net Income ($000)                           $2,359
   Discount Rate                                                     13.0%
   Implied Price/EPS Multiple                                       10.0 x
   Discounted Cash Flow Value ($Mil.)                                $19.8                         $23.2

         Projected cash flows were discounted at rate 13.0 percent. This rate was selected based on Austin's experience and the expected risk-adjusted rate of return that an acquirer in First Community would require. Based on the results from the discounted cash flow analysis, First Community shareholders would receive an approximate 17.2 percent increase in value with MainSource Financial as compared to its pro forma discounted cash flow indication of value.

         Pro Forma Merger Analysis. Austin performed a pro forma merger analysis by combining the projected balance sheets and income statements to determine the financial impact of the merger on MainSource Financial shareholders. Austin made certain assumptions regarding the accounting treatment, acquisition adjustments and cost savings to calculate the financial impact the merger would have on key performance measures of the pro forma company. The pro forma merger analysis was based in part on published earnings estimates, Austin's long-term estimated earnings and growth rates, and estimates of the expected cost savings. Austin assumed the transaction closed on 12/31/02 and included fully phased-in cost savings in 2003. The following chart highlights the key results:

                                                                                                       Percentage
                                                                    Stand-Alone       Pro Forma        Change to
                                                  Pro Forma          MainSource       MainSource       MainSource
2003 Projected Performance Results            First Community(1)     Financial        Financial        Financial
----------------------------------            ------------------     ---------        ---------        ---------
ROAA                                                1.33%              1.18%             1.12%            (5.1%)
ROAE                                                  -                14.42%           15.34%             6.4%
Net Income ($mils)                                   $2.0              $15.1             $16.2             6.6%
Basic Earnings Per Share                              -                $2.23             $2.38             6.7%
Dividends Per Share                                   -                $0.70             $0.70              0%
Book Value Per Share                                  -                $16.21           $16.36             0.9%
Tangible Equity Per Share                             -                $12.73           $10.94           (14.1%)

(1)      Includes estimated cost savings.

         Pro Forma Earnings and Book Value. This analysis indicates that the merger is expected to increase MainSource Financial's stand-alone 2003 earnings per share by 6.7 percent. MainSource Financial's pro forma tangible book value per share would equal $10.94 representing a 14.1 percent decrease to its stand-alone projection of $12.73. At the purchase price of $23.2 million, it would take approximately six years for MainSource Financial to recover the tangible book value dilution.

         Additional Limiting Conditions. The opinion expressed by Austin was based on market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the financial condition of either MainSource Financial or First Community could materially affect the assumptions used in preparing this opinion.

         First Community has agreed to pay Austin a cash fee of $15,000 for the issuance of its fairness opinion. None of this fee is contingent upon shareholder approval or closing of the merger. In addition, First Community has agreed to indemnify Austin against certain liabilities, including liabilities under securities laws.

CONDUCT OF BUSINESS IF THE MERGER IS NOT CONSUMMATED

         If the merger is not consummated, First Community will continue its current operations. For reasons discussed under the caption, "THE MERGER - Background and Reasons for the Merger," First Community may continue to explore strategic alternatives, including a business combination or sale of First Community, if the merger with MainSource Financial is not consummated.

REGULATORY FILINGS AND APPROVALS

         MainSource Financial and First Community have agreed to use their reasonable best efforts to obtain all regulatory approvals required to consummate the merger, which include filing applications with the Board of Governors of the Federal Reserve System and the Indiana Department of Financial Institutions, AND HAVE MADE THE APPLICABLE REGULATORY FILINGS PRIOR TO THE DATE OF THIS DOCUMENT. The merger cannot proceed in the absence of these regulatory approvals. There can be no assurance that these regulatory approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals or the absence of any litigation challenging such approvals. MainSource Financial and First Community are not aware of any other material governmental approvals or actions that are required prior to the parties' consummation of the merger other than those described above.

                              THE MERGER AGREEMENT

         The description of the merger agreement set forth below is not complete. For full information, you should read the merger agreement, a copy of which is attached to this document as Annex A.

TERMS OF THE MERGER

         THE MERGER. The merger agreement contemplates the merger of First Community with and into a wholly-owned subsidiary of MainSource Financial. Immediately after the merger becomes effective, the wholly-owned subsidiary of MainSource Financial will be the surviving corporation, and the separate existence of First Community will cease.

         EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in the merger agreement, the parties will complete the merger by filing Articles of Merger with the Secretary of State of Indiana. The merger will be effective upon the filing of the Articles of Merger or such later date as specified in the Articles of Merger.

         CANCELLATION OF THE COMMON SHARES AND OPTIONS OF FIRST COMMUNITY IN THE MERGER. If the merger of First Community with the subsidiary of MainSource Financial closes after the satisfaction or waiver of all of the closing conditions, the following shall occur:

         (i) each outstanding common share of First Community will be cancelled and extinguished in consideration and exchange for the right to receive $21.00 in cash from MainSource Financial; and

         (ii) each unexercised option to purchase First Community's common shares will be canceled and converted into the right to receive in cash $21.00 per share less the exercise price of such option.


EXCHANGE OF CERTIFICATES

         EXCHANGE AGENT. MainSource Bank, Greensburg, Indiana will act as exchange agent for the exchange of share certificates pursuant to the merger.

         EXCHANGE PROCEDURES. As soon as practicable, but not later than one business day following the effective time of the merger, MainSource Financial shall deposit an amount of cash sufficient to make payment of the merger consideration to each record holder of common shares of First Community and each holder of outstanding unexercised options of First Community that are converted into the right to receive cash in the merger. As soon as practicable after the effective time of the merger, the exchange agent shall mail or make available to each record holder of common shares or options a notice and letter of transmittal disclosing the effectiveness of the merger and the procedure for exchanging each such record holder's common shares, options or promissory notes. First Community shareholders will be required to follow the instructions and surrender their certificates representing First Community common shares, together with the properly executed letter of transmittal, and any other required documents, to MainSource Bank. Such shareholders will then be entitled to receive $21.00 in cash for each First Community common share held and such option holders will be entitled to receive $21.00 in cash minus the exercise price of each unexercised option. No interest will be paid on any merger consideration.

         DISSENTING SHARES. Any holder of First Community shares who has properly exercised dissenters' rights shall be entitled to payment for such shares pursuant to Indiana law. If, in accordance with Indiana law, any holder of dissenting shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the effective time of the merger, the right to receive $21.00 per share.

REPRESENTATIONS AND WARRANTIES

         In the merger agreement, each of MainSource Financial and First Community provide customary representations and warranties relating to, among other things:

         o        organization, standing and power;
         o        capital structure;
         o corporate authority to enter into and perform the merger agreement;
         o        conflicts with other agreements;
         o        securities documents and financial statements;
         o changes in the party's business since the date of the most recent financial statements;
         o        absence of undisclosed liabilities;
         o information provided to the other parties and to the First Community shareholders; and
         o        brokers.

         In the merger agreement, First Community also makes additional representations and warranties relating to, among other things:

         o        allowance for credit losses;
         o        environmental matters;
         o no default in First Community's charter documents or other material contracts;
         o        compliance with licenses, permits and applicable laws;
         o        actions and proceedings;
         o        taxes;
         o        material agreements;
         o        employee benefit plans;
         o        subsidiaries;
         o        agreements with bank regulators;
         o applicability of the business combination provisions of Indiana law;
         o        vote required;
         o        title to property;
         o        corporate documents, books and records;
         o        insurance;
         o        potential competing interests of insiders;

         o        software;
         o        interest rate risk management instruments;
         o the due execution and delivery of certain modification and termination agreements.

         MainSource Financial represented and warranted that neither it nor any of its affiliates or associates beneficially owns more than ten percent (10%) of First Community's common shares and that it has or has timely access to sufficient funds to perform its obligations under the merger agreement.

CONDUCT OF BUSINESS PENDING THE MERGER

         First Community agreed that until the merger is effective, it will conduct its business operations in the ordinary and usual course, consistent with past practice, and will seek to preserve intact its business organization, keep available the service of its directors, officers and employees, and preserve its relationships with customers, suppliers and others having business dealings with it. The merger agreement provides that First Community shall not, and shall cause its subsidiaries not to, without the prior approval of MainSource Financial:

         o issue, sell, grant, dispose of or otherwise encumber any shares of capital stock, other than upon the exercise of stock options or the conversion of convertible debt securities;

         o        purchase any of First Community's common shares;

         o effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

         o declare, set aside, make or pay any dividend or other distribution, except for regular quarterly cash dividends not to exceed $0.05 per share;

         o adopt a plan of complete or partial liquidation, dissolution, merger consolidation, restructuring, recapitalization or other reorganization;

         o        amend its Articles of Incorporation or Bylaws;

         o acquire or dispose of assets or securities, except in the ordinary course of business;

         o incur any indebtedness for borrowed money or make any loans or investments other than in the ordinary course of a banking business;

         o increase the rate of compensation of any of its directors, officers or employees;

         o pay or agree to pay any pension, retirement allowance, severance or other employee benefit not required by existing benefit plans;

         o enter into or modify any employment, severance or termination agreement with any director, officer or employee;

         o        enter into or modify any employee benefit arrangement;

         o        make or commit to make any capital expenditures;

         o make any material changes in its customary methods of marketing;

         o        change its method of accounting;

         o offer any new deposit, loan or investment product or service or modify any of its lending or investment policies;

         o take any action that would make any of the representations and warranties made by First Community in the merger agreement inaccurate in any material respect at the effective time of the merger; or

         o take any action that would adversely affect the ability of MainSource Financial to obtain regulatory approval for the merger.

         NO SOLICITATION. The merger agreement provides that First Community shall not initiate, solicit or encourage inquiries or proposals, furnish any information or participate in any discussions or negotiations with any person in connection with any merger, acquisition or consolidation, or any acquisition or purchase of all or a substantial portion of the assets of or equity interests in First Community. The merger agreement does not, however, prohibit First Community from furnishing information to, or entering into discussions, negotiations or an agreement with any person who makes an unsolicited bona fide proposal for any transaction described above, or from disclosing to First Community's shareholders a position with respect to the unsolicited proposal, if the Board of Directors, after consulting with and being advised by legal counsel, determines in good faith that such actions are required to fulfill its fiduciary obligations under the law.

         First Community is not permitted to enter into such other acquisition proposal except concurrently with the termination of the merger agreement.

ADDITIONAL AGREEMENTS

         ACCESS TO INFORMATION. First Community and its subsidiaries shall afford MainSource Financial and its representatives reasonable access to its books, records, properties, personnel and representatives. MainSource Financial shall hold such information that is non-public in confidence, unless required to disclose such information by subpoena, civil investigative demand or other similar process.

         SHAREHOLDERS MEETING. First Community shall duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting on the approval of the merger. The Board of Directors of First Community will recommend the approval of the merger to the shareholders unless such a recommendation would violate Indiana law.

         REASONABLE EFFORTS. MainSource Financial and First Community will use all reasonable efforts to take all actions necessary to consummate the merger, including obtaining the approvals or consents by the Board of Governors of the Federal Reserve System, the Indiana Department of Financial Institutions and any other governmental agencies as are required.

         FINANCIAL STATEMENTS. First Community shall make available to MainSource Financial copies of:

         o any monthly or quarterly unaudited consolidated financial statements for periods ended after September 30, 2002; and

         o any audited consolidated financial statements for any year ended after September 30, 2002.

         EXPENSES. Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger shall be paid by the party incurring such expense.

         INDEMNIFICATION. For a period of three (3) years after the effective time of the merger, MainSource Financial shall indemnify, defend and hold harmless the officers and directors of First Community [and its subsidiaries] against claims, losses or damages, including expenses in advance of final disposition, arising out of or based on the merger to the full extent permitted by First Community's Articles of Incorporation or By-Laws or Indiana law.

         EMPLOYEE BENEFIT PLANS. As soon as feasible after the merger, MainSource Financial shall provide each employee of a First Community subsidiary with such employee benefits as MainSource Financial provides to employees of its subsidiaries from time to time, including life, medical, hospitalization and disability insurance and sick pay, personal leave and retirement plan benefits. MainSource Financial shall credit such employees for years of service at First Community prior to the merger for purposes of eligibility to participate, vesting, eligibility to receive benefits, and benefit accrual.

         Directors and officers of First Community's subsidiaries shall be provided with such directors' and officers' liability insurance as MainSource Financial provides to the directors and officers of its subsidiaries.

         AFFILIATE SHAREHOLDERS' VOTE. Each member of First Community's Board of Directors shall continue to own and not sell, assign or encumber his shares of common stock of First Community, except as otherwise provided in the merger agreement, and shall vote his shares in favor of the merger.

         RELEASES. Each member of the Board of Directors of First Community and its subsidiaries shall execute a general release of all parties to the merger from any claims against such entities, except for claims arising out of the merger agreement, claims resulting from moneys on deposit with subsidiaries of First Community or MainSource Financial, claims for compensation accrued and vested, and claims arising from deferred compensation or other similar agreements.

         EMPLOYMENT AGREEMENTS. Within 7 days of the execution of the merger agreement, First Community shall deliver executed employment agreements between First Community Bank & Trust and certain employees.

         REDEMPTION OF CONVERTIBLE DEBT. Prior to Closing, First Community shall cause all outstanding convertible debt securities of First Community to be cancelled or converted into common stock of the Company in accordance with the terms of such securities.

CONDITIONS TO THE MERGER

         CONDITIONS TO OBLIGATIONS OF MAINSOURCE FINANCIAL AND FIRST COMMUNITY. The obligations of MainSource Financial and First Community to effect the merger are subject to the satisfaction or waiver of the following conditions, among others:

         o the merger agreement must be validly adopted by the requisite vote of the shareholders of First Community;

         o all necessary approvals, consents, authorizations, exemptions or waivers (including any required by any federal or state governmental body or agency) must be obtained and all waiting periods required by law must have expired;

         o none of the parties shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted by any governmental authority which prohibits, restricts or makes illegal completion of the merger and no proceeding initiated by any governmental entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction preventing the completion of the merger shall be pending; and

         o no action shall have been taken or statute or rule enacted which, in connect with a necessary governmental approval, imposes any condition or restriction on any party that impacts the business or economic benefits of the merger such that consummation of the merger is rendered inadvisable.

         CONDITIONS TO OBLIGATIONS OF MAINSOURCE FINANCIAL. The obligations of MainSource Financial to effect the merger are subject to the satisfaction or waiver of the following conditions:

         o the representations and warranties made by First Community in the merger agreement are true and correct in all material respects at the time of the closing;

         o First Community and the members of its Board of Directors shall have complied in all material respects with its obligations under the merger agreement;

         o First Community shall have delivered to MainSource Financial certain certificates of officers of First Community certifying that conditions to closing have been satisfied;

         o First Community shall have obtained any necessary consents or approvals to the succession of MainSource Financial to any obligation, right or interest of First Community; and

         o First Community Bank & Trust and certain employees shall have executed and delivered employment agreements within 7 days of the execution of the merger agreement.

         CONDITIONS TO OBLIGATIONS OF FIRST COMMUNITY. The obligations of First Community to effect the merger shall be subject to the satisfaction or waiver of the following conditions:

         o the representations and warranties made by MainSource Financial in the merger agreement are true and correct in all material respects at the time of the closing;

         o MainSource Financial and its wholly-owned subsidiary shall have complied in all material respects with its obligations under the merger agreement;

         o MainSource Financial shall have delivered to First Community certain certificates of officers of MainSource Financial certifying that conditions to closing have been satisfied;

         o MainSource Financial shall have obtained any consents or approvals required as a result of the transactions contemplated by the merger agreement; and

         o First Community shall have received an opinion from Austin Associates, LLC that the merger is fair to the shareholders of First Community from a financial point of view.

         TERMINATION.  The merger agreement may be terminated:

         o        by mutual agreement of MainSource Financial and First
                  Community;

         o by the Board of Directors of MainSource Financial or First Community if:

                  (a) the approval of the shareholders of First Community to the merger is not obtained at a meeting called for that purpose;

                  (b) the merger has not been consummated on or before June 30, 2003; provided, however, if such non-occurrence is due to either party's material breach of the merger agreement, the Board of Directors of such breaching party shall not have the right to terminate the merger agreement;

                  (c) any court or governmental entity shall have issued an order or taken any action enjoining or prohibiting the merger;

                  (d) the other party has breached a term of the merger agreement which would give rise to a failure of condition and such breach cannot be or has not been cured within thirty (30)days, provided that the terminating party must not been in breach of any term of the agreement;

         o by the Board of Directors of First Community or MainSource Financial if any event has occurred or circumstance has arisen or been discovered that would preclude satisfaction of any of the conditions that such party is subject to under the merger agreement as of the date of such determination; or

         o by the Board of Directors of First Community if the Board of Directors of First Community shall have approved, and First Community shall have entered into, a written agreement to engage in a merger, consolidation or other business combination involving First Community with any person other than MainSource Financial or any affiliate of MainSource Financial; provided that First Community is not then in breach of the merger agreement and First Community has complied with its obligations under the merger agreement in connection with its receipt of the alterative merger proposal.

         BREAK-UP FEE. First Community is required to pay a break-up fee of $460,000 to MainSource Financial upon termination of the merger agreement by either First Community or MainSource Financial if, subject to certain exceptions: (a) the merger agreement is terminated for any of the following reasons; and (b) within twelve (12) months of such termination First Community enters into a written agreement to engage in a transaction whereby First Community is to be acquired by any person other than MainSource Financial or any affiliate of MainSource Financial:

         o the merger agreement is terminated by the mutual written consent of First Community and MainSource Financial;

         o the merger agreement is terminated by First Community or MainSource Financial because the merger is not consummated on or before June 30, 2003, if at the time of termination First Community is in material breach of any of its representations, warranties or covenants under the merger agreement that would give rise to a failure of condition and such breach cannot be cured within 30 days;

         o the merger agreement is terminated because a court or governmental entity has issued an order or taken action enjoining or prohibiting the merger, if at the time of termination First Community is in material breach of any of its representations, warranties or covenants under the merger agreement that would give rise to a failure of condition and such breach cannot be cured within 30 days;

         o the merger agreement is terminated by MainSource Financial as a result of a breach by First Community of a representation, warranty or covenant under the merger agreement that would give rise to a failure of condition and such breach cannot be cured within 30 days;

         o the merger agreement is terminated by MainSource Financial because a condition to its obligation to effect the merger is not capable of being satisfied; or

         o the merger agreement is terminated by First Community because it has approved and entered into a definitive agreement of an alternative merger transaction.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS

         TREATMENT OF STOCK OPTIONS. At the time the merger is effective, each outstanding option to purchase First Community common shares will be cancelled and extinguished, and the holders of such stock options will be entitled to receive cash from MainSource Financial in the amount of the difference between
(a) the product of (i) the difference between $21.00 and the exercise price per share of such stock option, multiplied by (ii) the number of common shares subject to such stock option, less (b) applicable federal and state tax withholding obligations of the holder of such stock option.

         As of April 24, 2003, options to purchase 34,700 shares were outstanding, all of which were held by the directors and executive officers of First Community. All of the options issued by First Community had exercise prices less than $21.00 per share and therefore are expected to receive option cancellation payments.

         Each holder of a stock option will be required to execute an option cancellation agreement in order to receive payment for the option.

         TERMINATION AGREEMENTS. Three (3) employees of a subsidiary of First Community, Albert R. Jackson, III, Keith Lindauer and Dean Jackson, are parties to Termination Agreements with First Community Bank & Trust dated as of July 28, 1999. Each of the Termination Agreements provides that in the event of a change in control, which includes the acquisition by another company of 100% of the voting stock of First Community, and in the event the employment of the employee is terminated for any reason other than good cause within 180 days of the change in control, the employee is entitled to receive a lump sum equal to 299% of his average total compensation for the prior three (3) years. At the effective time of the merger, and as condition to each party's obligation to close the merger, each employee shall execute a waiver of his rights under the Termination Agreements and those agreements shall be terminated. In consideration for this waiver and termination, MainSource Financial and each employee shall execute employment agreements effective at the time of the merger and continuing until December 31, 2004, and MainSource Financial shall pay each employee a lump sum cash payment of $240,000 for Albert R. Jackson, III, $175,000 for Keith Lindauer and $144,000 for Dean Jackson. Upon execution of the employment agreements, each employee shall also receive a $25,000 signing bonus.

         DEFERRED COMPENSATION AGREEMENTS. Each member of the Board of Directors of First Community Bank & Trust, including Albert R. Jackson, Jr., Merrill M. Wesemann, Frank D. Neese and Roy M. Umbarger, and Albert R. Jackson, III, in his capacity as an executive officer of First Community Bank & Trust, are parties to Deferred Compensation Agreements with First Community Bank & Trust. These agreements permit the deferral by the director or officer of a portion of the compensation received by such director or officer into an account maintained by First Community Bank & Trust with an annual interest rate as determined by the Board of Directors of First Community Bank & Trust. Pursuant to the merger agreement, all of the Deferred Compensation Agreements will terminate effective as of the closing of the merger and all amounts accrued thereunder will be paid to such persons.

         SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Certain directors and executive officers of First Community Bank & Trust (8 persons) are participants in the First Community Bank & Trust Supplemental Executive Retirement Plan ("SERP"). Under the SERP, a participant who has obtained 72 years of age, is serving as a director or employee at that time, and has completed at least three years of participation in the SERP is entitled to received annual payments for the rest of his life (or a minimum of ten years) equal to 100% of the average of the director fees such person received or would have received had such person been a director each year for the most recent three-year period. A participant who has completed at least five years of employment or service as a director with First Community may elect early retirement on or after attaining age 65. A participant electing early retirement is entitled to receive the actuarial equivalent (present value) of the normal retirement benefit described above.

         Upon a change in control, the definition of which includes the merger, each participant in the SERP is deemed to have remained in the employ of First Community Bank & Trust until his normal retirement age (72 years old), and may commence receipt of the actuarial equivalent of his normal retirement benefit at any time after the termination of his employment or service on the Board. Pursuant to the merger agreement, the participants in the SERP shall execute and deliver the following at the closing at the merger:

         o each of Albert R. Jackson, III, Keith Lindauer and Dean Jackson shall execute a waiver of their rights upon a change in control and a consent to terminate the SERP;

         o Don Goeb and Roy M. Umbarger shall each execute a consent to terminate the SERP and accept, as a change in control benefit, $107,212 for Mr. Goeb and $107,212 for Mr. Umbarger; and

         o        each of Albert R. Jackson, Jr., Merrill M. Wesemann and Frank
                  D. Neese shall elect early retirement from the Board of Directors of First Community Bank & Trust and shall execute a waiver of their rights upon a change in control.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of material federal income tax consequences of the merger to First Community shareholders. It is assumed for purposes of this discussion that the common shares are held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. The tax consequences to each shareholder will depend in part upon such shareholder's particular situation. Generally, shareholders will recognize gain, if any, up to the amount of cash received, depending upon such shareholder's basis in the First Community common shares that such shareholder owns. Similarly, if a shareholder is a dissenting shareholder who receives cash in payment for such dissenting shareholder's common shares, such shareholder will recognize gain, if any, up to the amount of cash such dissenting shareholder receives, based upon such dissenting shareholder's basis in the First Community common shares that such dissenting shareholder owns.

         Special tax consequences not described in this document may be applicable to particular classes of taxpayers, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers, traders in securities that elect to mark to market, persons that hold common shares as part of a straddle or conversion transaction, persons who are not citizens or residents of the United States and shareholders who acquired their common shares through the exercise of an employee stock option or otherwise as compensation. The foregoing disclosure is for general information only and is based upon the Internal Revenue Code, its legislative history, existing and proposed regulations thereunder, published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service on the United States federal income tax consequences of the merger. Tax consequences under state, local and foreign laws are not addressed in this document. All shareholders should consult with their own tax advisors as to the particular tax consequences of the merger, including the applicability and effect of the alternative minimum tax and any state, local or foreign income and other tax laws and of changes in such tax laws.

                       WHERE YOU CAN FIND MORE INFORMATION

         First Community and MainSource Financial each file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information that First Community and MainSource Financial file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. (The address of the public reference room in Washington, D.C. is 450 Fifth Street, N.W., Washington, D.C. 20549). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. First Community's and MainSource Financial's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information regarding MainSource Financial also may be inspected at the offices of The Nasdaq Stock Market, 9801 Washingtonian Boulevard, Gaithersburg, Maryland 20878.

         If you would like to request any documents from First Community or MainSource Financial, please do so in writing or by telephone by May 27, 2003, to receive them before the First Community Special Meeting at the following addresses and telephone numbers:

                  First Community Bancshares, Inc.
                  34 West Jefferson
                  Franklin, Indiana 46106
                  (317) 346-7230


                  MainSource Financial Group, Inc.
                  201 North Broadway
                  Greensburg, Indiana 47240
                  (812) 663-4812


         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OF SHAREHOLDERS OF FIRST COMMUNITY. FIRST COMMUNITY AND MAINSOURCE FINANCIAL HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS DOCUMENT, AND THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                    ANNEX A
                                    -------

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), made as of March 27, 2003, among MAINSOURCE FINANCIAL GROUP, INC., an Indiana corporation ("Parent"), FCBY MERGER CORPORATION, an Indiana corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and FIRST COMMUNITY BANCSHARES, INC. , an Indiana corporation (the "Company"). The members of the Company's Board of Directors, Albert R. Jackson, Jr., Albert R. Jackson III, Frank D. Neese, Roy Martin Umbarger and Merrill M. Wesemann, M.D. (the "Affiliate Shareholders"), solely in their non-fiduciary capacities as shareholders of the Company and as individuals, join in this Agreement for purposes of making the covenants and agreements in Sections 5.9 and 5.10.

R E C I T A L S:
- - - - - - - -

         A. The Boards of Directors of Parent, Merger Sub and the Company each have determined that a business combination involving the merger of the Company into Merger Sub is in the best interests of their respective companies and shareholders and presents an opportunity for Parent and the Company and their respective shareholders to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein (the "Merger") upon the terms and subject to the conditions set forth herein.

         B. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

         C. Each Affiliate Shareholder wishes to join in this Agreement for purposes of making the covenants and agreements set forth in Sections 5.9 and
5.10 to facilitate the execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and to acknowledge and agree that, in consideration for making such covenants and performing such agreements, he will benefit from a smooth and orderly transition in the ownership and control of the Company and its Subsidiaries as well as from any consideration he will be entitled to receive as a shareholder of the Company as a result of the Merger, and that such consideration is adequate for making such covenants and performing such agreements. Each Affiliated Shareholder also wishes to hereby acknowledge and agree that he has carefully read and considered the provisions of Sections 5.9 and 5.10 with counsel and that such provisions are fair and reasonable and may be deemed reasonably required by Parent for the protection of its interests in executing this Agreement, consummating the Merger and other transactions contemplated hereby, and receiving the economic benefits from the Merger expected by Parent following the Merger.

A G R E E M E N T:
- - - - - - - - -

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 Effective Time of the Merger. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Effective Time (as defined below) the Company will merge with and into Merger Sub (the "Merger"), with Merger Sub being the surviving corporation in the Merger. (As used in this Agreement, "Surviving Corporation" shall mean Merger Sub.) The parties will cause the Merger to be consummated by filing articles of merger or other appropriate documents (in any such case, the " Articles of Merger") with the Secretary of State of the State of Indiana in such form as required by, and executed in accordance with the provisions of, the Indiana Business Corporation Law ("IBCL"), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective at the time specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

         1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be the first business day that is five business days after satisfaction of the latest to occur of the conditions set forth in Sections 6.1, 6.2(b) and 6.3(b) (other than the delivery of the officers' certificates referred to in Sections 6.2(b) and 6.3(b)), provided that the other closing conditions set forth in Article VI have been met or waived as provided in Article VI at or prior to the Closing (the "Closing Date"), at the offices of Parent at 210 N. Broadway, Greensburg, Indiana, unless another time, date or place is agreed to in writing by the parties hereto.

         1.3 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in Section 23-1-40-6 of the IBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         1.4  Articles of Incorporation; Bylaws.

                  (a) Articles of Incorporation. At the Effective Time, the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided by applicable law and such articles of incorporation.

                  (b) Bylaws. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided by applicable law, the articles of incorporation of the Surviving Corporation and such bylaws.

         1.5 Directors and Officers. The directors and officers of Merger Sub shall be the directors and officers of the Surviving Corporation until duly changed in accordance with applicable law.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE SHARES OF THE COMPANY
                    AND MERGER SUB; EXCHANGE OF CERTIFICATES

         2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any common stock, without par value, of the Company ("Company Common Stock"):

         (a) Cancellation of Certain Shares. All Company Common Stock that is owned by the Company as treasury stock or by Parent, Merger Sub or any other Subsidiary (as defined in Section 3.1(a)) of Parent (other than shares in trust accounts, managed accounts and the like that are beneficially owned by third parties (any such shares, "trust account shares")) shall be canceled and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor.

         (b) Conversion of Merger Sub Common Stock. Each of the shares of common stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into 1,000 shares of common stock of the Surviving Corporation, without par value.

         (c) Conversion of Company Common Stock. Each of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive $21.00 (the "Cash Amount"), all in accordance with Section 2.2.

         (d) Cancellation of Options to Acquire Company Common Stock. As of the Effective Time, each of the options to purchase shares of Company Common Stock that is outstanding immediately prior to the Effective Time (a "Company Option") shall be canceled and converted into the right to receive in cash an amount equal to the Cash Amount less the exercise price of such Company Option immediately prior to the Effective Time.

         (e)  Dissenting Shares.

                  (i) Each outstanding share of Company Common Stock, the holder of which has demanded and perfected his demand for payment of the fair value of his shares in accordance with Chapter 44 of the IBCL ("Chapter 44 ") and has not effectively withdrawn or lost his right to such payment ("Dissenting Shares") shall not be converted into or represent a right to receive the Cash Amount pursuant to Section 2.1(c) hereof, and the holder thereof shall be entitled only to such rights as are granted by Chapter 44. Each holder of Dissenting Shares who becomes entitled to payment for his Company Common Stock pursuant to Chapter 44 shall receive payment therefor from the Surviving Corporation from funds provided by Parent (but only after the amount thereof shall have been agreed upon or finally determined pursuant to Chapter).

                  (ii) If any holder of Company Common Stock who demands appraisal of his shares under Chapter 44 shall effectively withdraw or lose (through failure to perfect or otherwise) his right to payment, such holder shall be entitled to receive the Cash Amount for each of his shares of Company Common Stock, without interest.

                  (iii) The Company shall give Parent (A) prompt notice of any written demands for payment, withdrawals of demands for payment and any other instruments served pursuant to Chapter 44 received by the Company, and (B) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Chapter 44. The Company will not voluntarily make any payment with respect to any demands for payment and will not, except with the prior written consent of Parent, settle or offer to settle any such demands. Parent will, to the extent necessary, make available to the Surviving Corporation sufficient funds to enable the Surviving Corporation to pay for the Dissenting Shares using funds not acquired from the Company.

         2.2 Exchange of Company Certificates and Options For Cash.

         (a) Exchange Agent. Parent shall authorize MainSource Bank, Greensburg, Indiana (or such other person or persons as shall be acceptable to Parent and the Company), to act as exchange agent hereunder (the "Exchange Agent"). As soon as practicable, but not later than one business day after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of certificates which immediately prior to the Effective Time represented Company Common Stock converted in the Merger (the "Company Certificates") and the holders of Company Options, for exchange in accordance with this Article II, an amount in cash equal to the sum of (i) the Cash Amount multiplied by the number of shares of Company Common Stock that are converted into the right to receive cash in the Merger pursuant to Section 2.1(c) and (ii) the Cash Amount multiplied by the number of shares of Company Common Stock that are subject to outstanding unexercised Company Options at the Effective Time that are converted into the right to receive cash in the Merger pursuant to Section 2.1(d), less the aggregate exercise price for all Company Options (such monies, together with any dividends or distributions with respect thereto in accordance with Section 2.2(c), being hereinafter referred to as the "Exchange Fund"). As soon as practicable after the Effective Time, the Exchange Agent shall mail to each recordholder of a Company Certificate and/or a Company Option a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon the actual delivery of such letter of transmittal to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Company Certificates in exchange for the consideration described in the next sentence).

         (b)  Exchange Procedures.

                  (i) Payment of Cash. At or after the Effective Time and upon surrender for cancellation to the Exchange Agent by a recordholder of all Company Certificates representing shares converted into the right to receive cash pursuant to Section 2.1(c) and Company Options, if any, converted into the right to receive cash pursuant to Section 2.1(d), together with a letter of transmittal duly executed and in proper form, such holder shall be entitled to receive in exchange therefor a check in immediately available Indianapolis, Indiana funds for an amount equal to the sum of (i) the Cash Amount for each share of Company Common Stock so converted pursuant to Section 2.1(c) and (ii) the Cash Amount for each Company Option converted pursuant to Section 2.1(d) less the exercise price of such option.

                  (ii) Until Surrender of Company Certificates. Until Company Certificates and Company Options have been surrendered and exchanged for cash as herein provided, each outstanding Company Certificate and Company Option shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender cash pursuant to Section 2.2(b). No transfer taxes shall be payable in connection with any such exchange, except that if any check is to be issued in a name other than that in which the Company Certificate and/or Company Option surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of the check in a name other than that of the registered holder of the Company Certificate and/or Company Option, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock and/or Company Option such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock and/or Company Option in respect of whom such deduction and withholding was made by Parent or the Exchange Agent. If outstanding Company Certificates or Company Options are not surrendered or the right to receive cash payment therefor not claimed prior to six years after the Effective Time of the Merger (or, in any particular case, prior to such earlier date on which such cash payment would otherwise escheat to or become the property of any governmental unit or agency), the amount of the cash payment not claimed, to the extent permitted by abandoned property or other applicable law, shall become the property of Parent (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled thereto.

         (c) No Further Ownership Rights in Company Common Stock and Company Options. All cash paid upon conversion of Company Common Stock or Company Options in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock and such options, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on Company Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time. At the Effective Time, the stock transfer books of the Company shall be closed to holders of Company Common Stock immediately prior to the Effective Time and no transfer of Company Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, Company Certificates or Company Options are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand, and any shareholders or options holders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for cash.

         (e) No Liability. Neither Parent, Merger Sub, the Company nor the Surviving Corporation shall be liable to any holder of Company Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Merger Sub that:

         (a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Each of the Company's Subsidiaries is a corporation or association duly organized and validly existing under the laws of the United States or its state of incorporation or organization. Each of the Company and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         For purposes of this Agreement: "Material Adverse Effect" means, when used with respect to Parent, the Company or the Surviving Corporation, as the case may be, any state of facts, change, development, effect, condition or occurrence (including any state of facts, change, development, effect, condition or occurrence (i) relating to the economy or financial markets generally or (ii) relating to the banking industry generally even if not specifically relating to Parent, the Company or the Surviving Corporation) that is or could reasonably be expected (so far as can be foreseen at the time) to be material and adverse to the (A) business, (B) properties, (C) assets, (D) condition (financial or otherwise), (E) value or (F) results of the operations, of Parent and its Subsidiaries taken as a whole, the Company and its Subsidiaries taken as a whole, or the Surviving Corporation and its Subsidiaries taken as a whole, as the case may be. For purposes of analyzing whether any state of facts, change, development, effect, condition or occurrence constitutes a "Material Adverse Effect" under this definition, the parties agree that (aa) materiality shall be analyzed from the viewpoint of whether there is a significant likelihood that the disclosure of such state of facts, change, development, effect, condition or occurrence would be viewed by a reasonable investor (and not Parent in the case of viewing the Company and its Subsidiaries or the Surviving Corporation, the Company in the case of viewing Parent and its Subsidiaries, or any other particular investor) as having significantly altered the total mix of information available to such investor if the total mix of information about Parent or the Company, as the case may be, had consisted solely of its SEC Documents and the representations and warranties made by it in this Agreement (other than any qualification as to materiality in Section 3.1(e) in the case of the Company and Section 3.2(e) in the case of Parent), as such party's representations and warranties are qualified by the Company Letter or Parent Letter, as the case may be, (bb) the analysis of materiality shall not be limited to the viewpoint of the long-term investor, (cc) each of the terms contained in (A) through (F) above are intended to be separate and distinct, and
(dd) the words of the definition of "Material Adverse Effect" are intended to be read literally without any regard to the holding or reasoning of IBP, Inc. v. Tyson Foods, Inc., No. 18373, 2001 Del. Ch. LEXIS 81 (Del Ch June 18, 2001); and

         "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interest the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

         (b)  Capital Structure.

                  (i) The authorized capital stock of the Company consists of 4,000,000 shares of Common Stock, without par value ("Company Common Stock"), and 1,000,000 shares of Preferred Stock, without par value (Company Preferred Stock). As of the date hereof, there are 1,044,926 shares of Company Common Stock outstanding, 34,700 shares of Company Common Stock reserved for issuance under Company Options granted prior to the date of this Agreement, 90,910 shares of Company Common Stock reserved for issuance under convertible debt securities and no shares of Company Common Stock held by the Company in its treasury. There are no shares of Preferred Stock outstanding, reserved for issuance or held by the Company in its Treasury.

                  (ii) Except as set forth in the letter dated the date hereof and delivered to Parent concurrent with the execution of this Agreement (the "Company Letter"), which relates to this Agreement and is designated therein as being the Company Letter, or in the Company SEC Documents (as defined in Section 3.1(d)) filed prior to the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of the Company may vote ("Voting Debt") are issued or outstanding. All outstanding shares of Company Common Stock are, and any Company Common Stock that may be issued pursuant to the exercise of any outstanding stock option or convertible debt security will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  (iii) Except as set forth in the Company Letter or the Company SEC Documents filed prior to the date of this Agreement, there is no option, warrant, call, right (including any preemptive right), commitment or any other agreement of any character that the Company or any Subsidiary is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase or redeem any shares of capital stock, any Voting Debt, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock of the Company or any Subsidiary, or to provide funds to, or make an investment (in the form of a loan, capital contribution or otherwise) in, any of the Company's Subsidiaries or (excepting loans made in the ordinary course of a commercial banking business) any other corporation, partnership, association, firm, individual, trust or other legal entity (each, and any group of any two or more of the foregoing, a "Person").

                  (iv) Except as set forth in the Company Letter or the Company SEC Documents filed prior to the date of this Agreement, there is no voting trust or other agreement or understanding to which the Company or any Subsidiary is a party, or may be bound by, with respect to the voting of the capital stock of the Company or any Subsidiary.

                  (v) Since December 31, 2001, except as set forth in the Company Letter or the Company SEC Documents filed prior to the date of this Agreement, the Company has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company or any Subsidiary; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through any Subsidiary, any shares of capital stock of the Company or any Subsidiary (other than the acquisition of trust account shares); or (C) declared, set aside, made or paid to shareholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company, other than regular quarterly cash dividends at a rate not in excess of the regular quarterly cash dividend most recently declared by the Company prior to January 1, 2003.

         (c)  Authority.

                  (i) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement by the shareholders of the Company in accordance with the IBCL and the Company's articles of incorporation). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except that the enforcement hereof may be limited by
(A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) judicial discretion.

                  (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby (subject to approval by the shareholders of the Company of this Agreement) will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation, acceleration or payment of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, amendment, cancellation, acceleration or payment, loss or creation, a "Violation") pursuant to, any provision of the certificate of incorporation or bylaws of the Company or any Subsidiary or, except as set forth in the Company Letter, and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Subsection (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan (as defined in Section 3.1(o)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary or their respective properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement, or the consummation by the Company of the transactions contemplated hereby, the failure to obtain which would have a Material Adverse Effect on the Company, except for (A) the filing by Parent and Merger Sub of an application with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended ("BHC Act"), and approval of same (B) the filing of an application by Parent with the Indiana Department of Financial institutions ("IDFI"), and approval thereof, (C) notices to or filings with the Small Business Administration ("SBA"), or the Internal Revenue Service (the "IRS") or the Pension Benefit Guaranty Corporation (the "PBGC") with respect to any Benefit Plans, (D) the filing by the Company of a
Schedule 14A (the "Proxy Statement") with the Securities and Exchange Commission ("SEC") and (E) the filing by Merger Sub of the Articles of Merger with the Secretary of State of the State of Indiana, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

         (d) SEC Documents: Financial Statements. The Company has made available to Parent each document filed by it with the SEC under the Securities Act or the Exchange Act since January 1, 1999, including without limitation, (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2001, (ii) the Company's Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2002 and (iii) the Company's definitive proxy statement for its 2002 Annual Meeting of Shareholders held May 29, 2002, each in the form (including exhibits and any amendments) filed with the SEC (collectively, the "Company SEC Documents"). As of their respective dates, each of the Company SEC Documents did not, and each of the Company SEC Documents filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, provided, that the Company makes no representation with respect to information supplied by Parent for use in Company SEC Documents after the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Documents (including their related notes and schedules) fairly presents (or will fairly present if filed after the date hereof) the consolidated financial condition of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of income, shareholders' equity and cash flows included or incorporated by reference into the Company SEC Documents (including any related notes and schedules) fairly presents (or will fairly present if filed after the date hereof) the results of operations, shareholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements to normal year-end adjustments and any other adjustments described therein that individually or in the aggregate will not be material in amount or effect), in each case in accordance with generally accepted accounting principals consistently applied during the periods involved, except as may be noted therein.

         (e) Absence of Certain Changes or Events. Except as set forth in the Company Letter or Company SEC Documents filed prior to the date of this Agreement, since December 31, 2001, neither the Company nor any Subsidiary has
(i) incurred any material liability or obligation (indirect, direct or contingent), except in the ordinary course of its business consistent with past practices and except for the entering into of this Agreement and the incurring of professional expenses in connection therewith, (ii) taken any of the prohibited actions set forth in Section 4.1, or (iii) suffered any change, or any event involving a prospective change, in its business, financial condition or results of operations that has had, or is reasonably likely to have, a Material Adverse Effect on the Company.

         (f) Absence of Undisclosed Liabilities. Except as set forth in the Company Letter or reflected or reserved against in the financial statements for the year ended December 31, 2001 included in the Company's Annual Report on Form 10-K filed with the SEC, neither the Company nor any Subsidiary has any obligations or liabilities (contingent or otherwise) that might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has set forth in the Company Letter, as of the date hereof, all interest rate and currency exchange agreements, and all trading positions regarding any form or type of derivative financial product the value of which is linked to, or derived from, the value of an underlying asset, rate or index.

         (g) Allowance for Credit Losses. Except as set forth in the Company Letter or Company SEC Documents filed prior to the date of this Agreement, the allowance for credit losses (the "Allowance") shown on the consolidated balance sheets of the Company as of December 31, 2001 included in the financial statements for the year ended December 31, 2001 included in the Company's Annual Report on Form 10-K filed with the SEC was, and the Allowance shown in each SEC Document as of a date subsequent to the execution of this Agreement will be, in each case as of the dates thereof, determined in accordance with safe and sound banking practices and the guidelines and policies of the FDIC, and is (and will be) adequate, in the reasonable judgment of management, to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Company and its Subsidiaries and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Company and its Subsidiaries.

         (h) Environmental Matters. Except as set forth in the Company Letter or Company SEC Documents filed prior to the date of this Agreement, neither the Company nor any Subsidiary has (i) used, stored, manufactured, or suffered to exist (collectively, "Utilized") any hazardous or toxic substance, material or constituent (collectively, a "Hazardous Substance") within the meaning of any applicable Environmental Law on, in or under any of its property, whether currently or previously owned or leased by the Company or any Subsidiary, or
(ii) transported or disposed, or caused or permitted any Person to transport or dispose, of any Hazardous Substance, in each case ((i) and (ii) above), other than in accordance with all Environmental Laws and other than at the locations identified on Item 3.1(h) of the Company Letter. Except as set forth in the Company Letter or Company SEC Documents filed prior to the date of this Agreement, to the knowledge of the Company no Hazardous Substances have been Utilized at any time on, in or under any of the Company's or any Subsidiary's property, whether currently or previously owned or leased by either of them, including without limitation any other real estate owned (OREO) or leased by them or, to the knowledge of the Company, held by either as collateral for any loan, financing or other indebtedness. Except as set forth in the Company Letter or Company SEC Documents filed prior to the date of this Agreement: neither the Company nor any Subsidiary is subject to any asserted or, to the knowledge of the Company, unasserted liabilities, nor are any of the properties of the Company or any Subsidiary, whether currently or previously owned or leased by the Company or any Subsidiary, subject to any asserted or, to the knowledge of the Company, unasserted lien, under any of the Environmental Laws; neither the Company nor any Subsidiary has ever violated any Environmental Laws in any material respect, and each of them is presently in compliance in all material respects with all Environmental Laws (without limiting the generality of the foregoing, no asbestos, PCBs or other Hazardous Substance or any petroleum product or constituents thereof is present on, in or under any of the property of the Company or any Subsidiary, whether currently or previously owned or leased); to the knowledge of the Company, none of the borrowers of the Company or any Subsidiary has materially violated any of the Environmental Laws or has any of its property (whether currently or previously owned or leased) subject to a lien under any of the Environmental Laws; to the knowledge of the Company, neither the Company nor any Subsidiary has ever permitted any property currently or previously owned or leased by any of them to be used as a landfill or dump site; and to the knowledge of the Company, there are no underground storage tanks or underground pipelines located on any property owned or leased by the Company or any Subsidiary, and no underground storage tanks have ever been located on any property currently or previously owned or leased by any of them. Except as set forth in the Company Letter or Company SEC Documents filed prior to the date of this Agreement, to the knowledge of the Company, there are no actions, suits or proceedings, or demands, claims, notices or, to the knowledge of the Company, investigations (including notices, demand letters or requests for information from any environmental agency), instituted or pending, or to the knowledge of the Company, threatened, relating to the liability of any properties owned or operated by the Company or any of its Subsidiaries under any Environmental Law.

         "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement between the Company and any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component; and includes, without limitation, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act and the Comprehensive Environmental Response, Compensation and Liability Act.

         (i) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion in (i) the Proxy Statement to be filed with the SEC by the Company in connection with the Merger will, at the time the Proxy Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement of the Company will, at the date of mailing to shareholders of the Company and at the time of the meeting of shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Parent and Merger Sub) will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, to the extent applicable. The information set forth in the Company Letter by the Company for purposes of this Agreement is true and accurate in all material respects.

         (j) No Default. Except as set forth in the Company Letter, no Violation exists on the part of the Company or any Subsidiary with respect to any term, condition or provision of (i) its articles of incorporation or bylaws, (ii) any note, mortgage, indenture, other evidence of indebtedness, guaranty, license, agreement or other contract, instrument or contractual obligation to which the Company or any Subsidiary is now a party or by which it or any of its properties or assets may be bound, or (iii) any order, writ, injunction or decree applicable to the Company or any Subsidiary, except for possible Violations that, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Company.

         (k) Compliance with Licenses, Permits and Applicable Laws. The Company and its Subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental entities (the "Company Permits") as are necessary to own or lease and operate its properties and to conduct its business as currently owned or leased and conducted, and all such Company Permits are valid and in full force and effect. The Company and its Subsidiaries are in compliance in all material respects with its obligations under the Company Permits, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and no event has occurred that allows, or after notice of lapse of time, or both, would allow, revocation or termination of any material Company Permit. Except as set forth in the Company Letter, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that individually or in the aggregate do not, and in the future will not, have a Material Adverse Effect on the Company. Except for routine examinations by Governmental Entities charged with the supervision or regulation of savings associations or savings banks or savings association or thrift holding companies, or the insurance of their deposits ("Bank Regulators"), as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any Subsidiary is pending or threatened.

         (l) Actions and Proceedings. Except as set forth in the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or affecting the Company or any Subsidiary, any of its or their current or to its knowledge former directors, employees, consultants, agents or shareholders, as such, any of its or their properties, assets or business or any Company Benefit Plan (as defined in Section 3.1(o)). Except as set forth in the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or, to the knowledge of the Company, investigations pending or threatened, against or affecting the Company or any Subsidiary, any of its or their current or former directors, officers, employees, consultants, agents or shareholders, as such, any of its or their properties, assets or business, or any Company Benefit Plan that if brought (if not now pending) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. There are no actions, suits or claims or legal, administrative or arbitration proceedings or, to the knowledge of the Company, investigations or labor disputes pending or threatened, against or affecting the Company or any Subsidiary, any of its or their current or former directors, officers, employees, consultants, agents or shareholders, as such, any of its or their properties, assets or business or any Company Benefit Plan relating to the transactions contemplated by this Agreement.

         (m) Taxes. The Company and each of its Subsidiaries have filed all tax returns required to be filed by any of them and have paid (or the Company has paid on their behalf), or have set up an adequate liability for the payment of, all Taxes required to be paid as shown on such returns, and the most recent Company Financial Statements reflect an adequate liability for all Taxes payable by the Company and its Subsidiaries accrued through the date of such financial statements. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately accrued. Except with respect to claims for refund, the federal income tax returns of the Company and each of its Subsidiaries have been examined by and settled with the IRS, or the statute of limitations with respect to such years has expired (and no waiver extending the statute of limitations has been requested or granted), for all years through 1998. For the purpose of this Agreement, the term "Taxes" (including, with correlative meaning, the term "tax") shall include, except where the context otherwise requires, all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, unemployment (including unemployment insurance premiums or contributions), use, property, withholding, excise, occupancy, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

         (n) Certain Agreements. Except as set forth in the Company Letter or Company SEC Documents filed prior to the date of this Agreement, and except for this Agreement, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) employment or other agreement, contract, commitment, program, policy or arrangement requiring the Company or any Subsidiary to pay compensation (including any salary, bonus, deferred compensation, incentive compensation, severance, vacation or sick pay, or any other fringe benefit payment) or any other type of remuneration to any Person, (ii) agreement or plan, including any stock option plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iii) contract or agreement not terminable without penalty on 30 days' or less notice or involving the payment of more than $10,000 in any 12 month period; (iv) contract or agreement that materially limits the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time, or (v) contract or agreement with any legal, accounting, investment banking, business or other advisor or consultant obligating the Company and/or any Subsidiary to pay, individually or in the aggregate, more than $ 50,000.

         (o)  Benefit Plans.

                  (i) The Company has disclosed in the Company Letter each employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA")) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by the Company or any Subsidiary (the "Company Benefit Plans"). The Company will make available to Parent a true and correct copy of (a) the most recent annual report (Form 5500) filed with the IRS, (B) each such Company Benefit Plan, (C) each trust agreement relating to such Company Benefit Plan, (D) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

                  (ii) With respect to the Company Benefit Plans, individually and in the aggregate, except as set forth in the Company Letter, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its Subsidiaries could be subject to any liability (except liability for benefits, claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

         (p) Subsidiaries. First Community Bank & Trust is the sole banking Subsidiary of the Company ("First Community Bank"). First Community Bank is a commercial bank and trust company duly organized, validly existing and in good standing under the laws of the State of Indiana. The deposits of First Community Bank are insured to the maximum extent permitted by law under the Bank Insurance Fund of the FDIC. First Community Real Estate Management, Inc. is the only other Subsidiary of the Company.

         (q) Agreements With Bank Regulators. Except as set forth in the Company Letter, neither the Company nor any Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, nor is it a recipient of any extraordinary supervisory letter from, any Bank Regulator which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has the Company been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

         (r) Business Combination Provisions of the IBCL Not Applicable. The provisions of Sections 23-1-43-18 and 23-1-43-19 of the IBCL will not, prior to the termination of this Agreement, assuming the accuracy of the representations contained in Section 3.2(i) (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Merger or the transactions contemplated hereby and thereby.

         (s) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         (t)  Properties.

                  (i) Except as set forth in the Company Letter or Company SEC Documents filed prior to the date of this Agreement, the Company or one of its Subsidiaries (A) has good, valid and marketable title to all the properties and assets reflected in the latest audited financial statements included in the Company Financial Statements as being owned by the Company or one of its Subsidiaries, or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all mortgages, pledges, security interests, claims, liens, charges, options or other encumbrances of any nature whatsoever (including, without limitation, in the case of real property, easements and rights-of-way) (collectively, "Liens"), except (x) statutory Liens securing payments not yet due, (y) Liens on assets of any Subsidiary incurred in the ordinary course of a banking business and (z) such Liens and imperfections or irregularities of title that do not materially affect the present use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the Company SEC Documents or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, the lessor.

                  (ii) The Company has set forth in the Company Letter or the Company SEC Documents the street address of all real property currently owned by the Company or any Subsidiary, including properties held by the Company or any Subsidiary as a result of foreclosure or repossession or carried on the Company's or any Subsidiary's books as "other real estate owned" or similar type classification ("OREO") (collectively, the "Current Real Properties"). Except as set forth in the Company Letter, the Current Real Properties except OREO properties are, and the OREO properties to the knowledge of the Company are, generally in good condition and have been well maintained in accordance with reasonable and prudent business practices applicable to like facilities. Except as set forth in the Company Letter, there are no proceedings, claims, disputes or conditions affecting any of the Current Real Properties or leasehold interests of the Company or any Subsidiary that, insofar as reasonably can be foreseen, may curtail or interfere with the current use of such property (or, in the case of OREO property, the use of such property at the time of making the loan secured by such property).

         (u) Corporate Documents, Books and Records. The Company has made available to Parent true and complete copies of the articles of incorporation and bylaws of the Company and its Subsidiaries. The minute books of the Company and each of its Subsidiaries contain complete and accurate records in all material respects of all meetings and other corporate actions of their respective shareholders and Board of Directors (including committees of the Board of Directors). The stock transfer records of the Company and each of its Subsidiaries are, to the knowledge of the Company, complete and accurate in all material respects.

         (v) Insurance. The Company and its Subsidiaries maintain (or the Company maintains on their behalf) with financially sound and reputable insurance companies insurance policies and bonds in force in such amounts and against such liabilities and risks as companies engaged in a similar business, in accordance with good business practice, customarily would be insured. Except as set forth in the Company Letter, to the Company's knowledge, neither the Company nor any Subsidiary is liable for any material, retroactive premium adjustments. All such insurance policies and bonds are valid, enforceable and in full force and effect and, except as set forth in the Company Letter, neither the Company nor any Subsidiary has received any notice of premium increases or cancellation and, to the Company's knowledge, no grounds for any cancellation notice exists. Except as set forth in the Company Letter, since December 31, 2000, neither the Company nor any Subsidiary has failed to make a timely claim with respect to any matter giving rise to a claim or potential claim under any such insurance policies and bonds where such failure to make a timely claim would have a Material Adverse Effect on the Company.

         (w) Potential Competing Interests. Except as set forth in the Company Letter, (i) no director, officer or key employee of the Company or any Subsidiary or, to the Company's knowledge, any beneficial owner of 5% or more of any class of capital stock of the Company (a "Five Percent Owner"), or any "affiliate" or "associate" (as each such term is defined in Rule 12b-2 under the Exchange Act) of any of the foregoing directly or indirectly beneficially owns a 5% or more interest in any institution (other than the Company and its Subsidiaries) that is engaged in the business of making loans and/or taking deposits, (ii) no director, officer or key employee of the Company or any Subsidiary or, to the Company's knowledge, any Five Percent Owner, or any affiliate or associate of any of the foregoing, has any interest, direct or indirect, in any contract or agreement with, commitment or obligation of or to, or claim against, the Company or any Subsidiary (excluding contracts, agreements or obligations with respect to monies borrowed from, or claims to deposits maintained with, First Community Bank in the ordinary course of a banking business consistent with safe and sound banking practices), and (iii) neither the Company nor any Subsidiary uses any real or personal property in which any director, officer or key employee of the Company or any Subsidiary or, to the Company's knowledge, Five Percent Owner, or any affiliate or associate of any of the foregoing directly or indirectly beneficially owns a 5% or more interest in any such real or personal property.

         (x) Software. The consummation of the transactions contemplated by this Agreement will not result in the loss by the Company or any Subsidiary of any rights to use computer or telecommunication software, including source and object code and documentation and any other media (including manuals, journals and reference books), necessary to carry on its business substantially as currently conducted and the loss of which would have a Material Adverse Effect on the Company.

         (y) Brokers. Except as set forth in the Company Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary.

         (z) Interest Rate Risk Management Instruments. Neither the Company nor any Subsidiary is a party or counterparty to any interest rate swaps, caps, floors or option agreements or other interest rate risk management arrangements, whether entered into for its account or for the account of a customer.

         (aa) Modification Agreements. With respect to (i) the Waiver and Termination Agreements between First Community Bank , on the one hand, and respectively Messrs. Albert R. Jackson, III, Keith Lindauer and William Dean Jackson on the other hand, (ii) the Acknowledgement of Amendment instruments executed by First Community Bank, on the one hand, and respectively by each of the Affiliated Shareholders and Messrs. Keith Lindauer, Donald Goeb and William Dean Jackson, on the other hand, and (iii) the Resignation and Election of Early Retirement instruments respectively executed by Messrs. Albert R. Jackson, Jr., Frank D. Neese and Merrill M. Wesemann (collectively, the " Modification Agreements"): each of the parties respectively executing and delivering the Modification Agreements has all requisite personal capacity (or in the case of First Community Bank, corporate power and authority) to execute and deliver the Modification Agreements to which he or it is a party and to effect the waivers, acknowledgments and other actions respectively contemplated thereby. The Company has delivered true and complete copies of such signed Modification Agreements to Parent prior to the execution of this Agreement by Parent.

         3.2 Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

         (a) Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Each of Parent's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. Each of Parent and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         (b)  Capital Structure.

                  (i) The authorized capital stock of Parent consists of 10,000,000 Common Shares, without par value ("Parent Common Stock"), and 400,000 Preferred Shares, without par value ("Parent Preferred Stock"), of which on the date hereof 6,717,715 shares of Parent Common Stock are outstanding , 350,000 shares of Parent Common Stock are reserved for issuance under Parent's 2003 Stock Option Plan and 56,910 shares of Parent Common Stock are held by Parent in its treasury. There are on the date hereof no shares of Parent Preferred Stock outstanding, reserved for issuance or held by Parent in its treasury.

                  (ii) No Voting Debt of Parent is issued or outstanding. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  (iii) Except as set forth in the Parent SEC Documents (as defined in Section 3.2(d)) or a letter, if any, dated the date hereof and delivered to the Company concurrent with the execution of this Agreement (the "Parent Letter"), which relates to this Agreement and is designated therein as the Parent Letter, there is no option, warrant, call, right (including any preemptive right), commitment or any other agreement of any character that Parent or any Subsidiary is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase or redeem any shares of capital stock, any

Voting Debt, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock of Parent or any Subsidiary, or to provide funds to, or make an investment (in the form of a loan, capital contribution or otherwise) in, any of Parent's Subsidiaries or (excepting loans made in the ordinary course of a commercial banking business) any other Person.

                  (iv) Except as set forth in the Parent SEC Documents or the Parent Letter, and except for this Agreement, there is no voting trust or other agreement or understanding to which Parent or any Subsidiary is a party, or may be bound by, with respect to the voting of the capital stock of Parent or any Subsidiary.

                  (v) Since December 31, 2002, except as set forth in the Parent SEC Documents or the Parent Letter, Parent has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of Parent or any Subsidiary; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through any Subsidiary, any shares of capital stock of Parent or any Subsidiary (other than the acquisition of trust account shares); or (C) declared, set aside, made or paid to shareholders of Parent dividends or other distributions on the outstanding shares of capital stock of Parent, other than regular quarterly cash dividends.

         (c)  Authority.

                  (i) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and Merger Sub, and by Parent as the shareholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable in accordance with its terms, except that the enforcement hereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) judicial discretion.

                  (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, create any Violation under any provisions of the articles of incorporation or bylaws of Parent or any Subsidiary or, except as set forth in the Parent Letter and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Subsection (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan (as defined in Section 3.1(o)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary or their respective properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any Subsidiary in connection with the execution and delivery of this Agreement, or the consummation by Parent and Merger Sub of the transactions contemplated hereby, the failure to obtain which would have a Material Adverse Effect on Parent, except for (A) the filing by Parent and Merger Sub of an application with the Federal Reserve under the BHC Act, and approval of same, (B) the filing of an application by Parent with the IDFI, and approval thereof, (C) notices to or filings with the SBA, or the IRS or the PBGC with respect to any Benefit Plans, (D) the filing by the Company of a Proxy Statement with the SEC, and (G) the filing by Merger Sub of the Articles of Merger with the Secretary of State of the State of Indiana, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

         (d) SEC Documents: Financial Statements. Parent has made available to the Company each document filed by it since December 31, 1999 with the SEC under the Securities Act or the Exchange Act, including (i) Parent's Annual Report on Form 10-K for the year ended December 31, 2001, (ii) Parent's Quarterly Report on Form 10-Q for the period ended September 30, 2002, and (iii) Parent's definitive proxy statement for its 2003 Annual Meeting of Shareholders to be held April 23, 2003, each in the form (including exhibits and any amendments) filed with the SEC (collectively, the "Parent SEC Documents"). As of their respective dates, each of the Parent SEC Documents did not, and each of the Parent SEC Documents filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, provided, that Parent makes no representation with respect to information supplied by the Company for use in Parent SEC Documents after the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Parent SEC Documents (including their related notes and schedules) fairly presents (or will fairly present if filed after the date hereof) the consolidated financial condition of Parent and its consolidated Subsidiaries as of its date and each of the consolidated statements of income, shareholders' equity and cash flows included or incorporated by reference into the Parent SEC Documents (including any related notes and schedules) fairly presents (or will fairly present if filed after the date hereof) the results of operations, shareholders' equity and cash flows of Parent and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements to normal year-end adjustments and any other adjustments described therein which individually or in the aggregate will not be material in amount or effect), in each case in accordance with generally accepted accounting principals consistently applied during the periods involved, except as may be noted therein.

         (e) Absence of Certain Changes or Events. Except as set forth in the Parent Letter or Parent SEC Documents filed prior to the date of this Agreement, since December 31, 2002, neither Parent nor any Subsidiary has incurred any material liability or obligation (indirect, direct or contingent), except in the ordinary course of its business consistent with past practices, or suffered any change, or any event involving a prospective change, in its business, financial condition or results of operations that has had, or is reasonably likely to have, a Material Adverse Effect on Parent.

         (f) Absence of Undisclosed Liabilities. Except as set forth in the Parent Letter or Parent SEC Documents filed prior to the date of this Agreement, neither Parent nor any Subsidiary has any obligations or liabilities (contingent or otherwise) that might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has set forth in the Parent Letter, as of the date hereof, all interest rate and currency exchange agreements, and all trading positions regarding any form or type of derivative financial product the value of which is linked to, or derived from, the value of an underlying asset, rate or index.

         (g) Information Supplied. None of the information supplied or to be supplied by Parent for inclusion in the Proxy Statement to be filed with the SEC by the Company and mailed to shareholders of the Company in connection with the Merger will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information set forth in the Parent Letter by Parent for purposes of this Agreement is true and accurate in all material respects.

         (h) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any Subsidiary.

         (i) Ownership of Company Stock. As of the date hereof, neither Parent nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company that, in the aggregate, represent 10% or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (other than trust account shares).

         (j) Resources Subject to the Requisite Regulatory Approvals contemplated in Section 6.01(b) , Parent has on hand or has timely access to capital funds sufficient to enable Parent to (i) satisfy the capital adequacy guidelines and requirements of the Federal Reserve and any other applicable federal or state regulator or agency as those guidelines are applied to Parent and the Merger, and (ii) pay the consideration for the Company Common Stock and the Company Options provided for in Section 2.1.


                                   ARTICLE IV

CONDUCT OF THE COMPANY PRIOR TO CLOSING

         4.1  Conduct of Business.

         (a) Except as set forth in the Company Letter, the Company agrees that during the period from the date of this Agreement to the Effective Time (unless Parent shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will, and will cause each of its Subsidiaries to, conduct their respective business operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its respective current business organization, keep available the service of its respective current directors, officers and employees and preserve its respective relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing business shall not be impaired in any material aspect at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement prior to the Effective Time or except as set forth in the Company Letter, the Company will not, and it will cause each Subsidiary not to, without the prior written consent of Parent:

                  (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class (including shares of Company Common Stock), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest), other than the issuance of Company Common Stock upon the exercise of Company Options or the conversion of convertible debt securities identified in Section 3.1(b)(i), or (B) any other securities in respect of, in lieu of, or in substitution for, shares of Company Common Stock or Company Options outstanding on the date hereof;

                  (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of Company Common Stock (except for the acquisition of trust account shares);

                  (iii) split, combine, subdivide or reclassify any shares of Company Common Stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, whether in cash, stock, property or otherwise, in respect of any shares of Company Common Stock or otherwise make any payments to shareholders in their capacity as such, except
(A) the Company may continue the declaration and payment of the regular quarterly cash dividend for the first fiscal quarter of 2003 not in excess of $0.05 per share of Company Common Stock, with the usual record and payment date for such dividend in accordance with past dividend practice, and (B) for dividends by a wholly owned Subsidiary;

                  (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

                  (v) adopt any amendments to its articles of incorporation or bylaws;

                  (vi) make any acquisition or disposition of assets or securities, except in the ordinary course of business consistent with past practices and except for the acquisition and prepayment of its outstanding convertible debt securities as contemplated by Section 5.12;

                  (vii) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of a banking business consistent with past practices, it being understood and agreed that the incurrence of indebtedness in the ordinary course of a banking business shall include the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements;

                  (viii) offer any new deposit, loan or investment product or service or change its lending, investment, liability management, loan loss provision, loan loss charge-off or other material banking policies;

                  (ix) grant any increases in the compensation of any of its directors, officers or employees, except as may be required by any contract or agreement disclosed in the Company Letter pursuant to Section 3.1(n) or in the ordinary course of business and in accordance with past practice, or as may be approved on a case by case basis by Parent;

                  (x) pay or agree to pay any pension, retirement allowance, severance or other employee benefit not required or contemplated by any of the existing Company Benefit Plans or any agreements or arrangements as in effect on the date hereof to any such director, officer or employee, whether past or present;

                  (xi) enter into any new or amend any existing employment or severance or termination agreement with any director, officer or employee;

                  (xii) except in the ordinary course of business consistent with past practice or as may be required to comply with applicable law, become obligated under any new Benefit Plan or amend any Company Benefit Plan in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder;

                  (xiii) make any capital expenditures or commitments for any capital expenditures, other than capital expenditures or commitments for any capital expenditures set forth in the Company Letter;

                  (xiv) make any material changes in its customary methods of marketing;

                  (xv) take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time; or

                  (xvi) change its method of accounting in effect at December 31, 2001, except as required by changes in generally accepted accounting principles as concurred in by each party's independent auditors, or change its fiscal year;

                  (xvii) take any action that would, or reasonably might be expected to, adversely affect the ability of Parent to obtain any of the Requisite Regulatory Approvals (as defined in Section 6.1(b)) without imposition of a condition or restriction of the type referred to in Section 6.1(e);

                  (xviii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         4.2  Acquisition Proposals.

         (a) The Company shall not, and the Company shall direct and cause its officers, directors, employees, agents and representatives (including without limitation any attorney, accountant, investment banker or other advisor retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations or discussions with, or furnish any information or data to, any third party relating to an Acquisition Proposal. The Company and its officers, directors, employees, agents and representatives shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

         (b) Notwithstanding anything to the contrary contained in this Section 4.2, the Company and the Board of Directors of the Company (A) may furnish information to, and participate in discussions or negotiations with any third party that after the date hereof submits an unsolicited bona fide written Acquisition Proposal to the Company if the Company's Board of Directors determines in good faith, based upon the written advice of outside legal counsel, that the failure to furnish such information or participate in such discussions or negotiations may reasonably constitute a breach of the Board's fiduciary duties under applicable law, and (B) shall be permitted to (y) take and disclose to the Company's shareholders a position with respect to the Merger or an Acquisition Proposal, or amend or withdraw such position, or (z) make disclosure to the Company's shareholders, in each case either with respect to or as a result of an Acquisition Proposal, if the Company's Board of Directors determines in good faith, based upon the written advice of outside legal counsel, that the failure to take such action may reasonably constitute a breach of the Board's fiduciary duties under applicable law; provided, that the Company shall not enter into any acquisition agreement with respect to any Acquisition Proposal except concurrently with the termination of this Agreement in accordance with the provisions of Section 7.1(d) and shall not enter into any other agreements with respect to an Acquisition Proposal except concurrently with such termination unless, and only to the extent that, such other agreements would facilitate the process of providing information to, or conducting discussions or negotiations with, the parties submitting such an Acquisition Proposal, such as confidentiality and standstill agreements.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Access to Information. Upon reasonable notice, the Company shall (and the Company shall cause its Subsidiaries to) afford to the officers, directors, employees, accountants, counsel and other authorized representatives of Parent ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its books and records, properties, officers, directors, employees, counsel, accountants and other representatives, and, during such period, shall (and shall cause its Subsidiaries to) make available to such Representatives of Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that such party is not permitted to disclose under applicable law) and
(ii) all other information concerning its business, properties and personnel and all financial operating and other data as may reasonably be requested. Parent will hold (and cause its Representatives to hold) any such information that is non-public in confidence and, without limitation on its obligations under the preceding clause, Parent will hold (and cause its Representatives to hold) any such information in confidence until such time that such information is or becomes generally available to the public other than as a result of a disclosure by Parent or any of its Representatives; provided, however, that this sentence shall not prohibit disclosure of such information to the extent required or reasonably contemplated by any subpoena, civil investigative demand or other similar process, following 48-hours' prior notice to the Company of such intended disclosure if reasonably possible under the circumstances. No investigation by either Parent or Merger Sub shall affect the representations and warranties of the Company , except to the extent such representations and warranties are by their terms qualified by information set forth in the Company Letter.

         5.2 Shareholder Meeting. The Company shall duly call, give notice of, convene and hold a meeting of its shareholders to be held for the purpose of voting upon the approval and adoption of this Agreement and the transactions contemplated hereby (the "Shareholders' Meeting"). Unless the Company has determined to recommend an Acquisition Proposal in accordance with Section 4.2(b), the Company will, through its Board of Directors, recommend to its shareholders approval and adoption of this Agreement and the transactions contemplated hereby, except where such recommendation would violate the IBCL. The Company shall cooperate with Parent with respect to the timing of the Shareholders' meeting and shall use its best efforts to hold such meeting as soon as reasonably practicable after the expiration of 45 days from the date on which the Proxy Statement has been filed with and cleared by the SEC.

         5.3 Reasonable Efforts. Each of the Company and Parent shall, and the Company and Parent shall cause its Subsidiaries to, use all reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of the Company described in Section 3.1(s), including using all reasonable efforts (i) to obtain (and to cooperate with the other party to obtain) any necessary or appropriate consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party in connection with the Merger and the transactions contemplated by this Agreement, (ii) to effect all necessary registrations, filings and submissions and (iii) to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite vote of the shareholders of the Company.

         5.4 Post-September 30, 2002 Company Financial Statements. The Company shall make available to Parent true and complete copies of the following:

         (a) Unaudited Financial Statements. Any monthly and quarterly unaudited consolidated balance sheet and the related consolidated statements of income, shareholders' equity and cash flows of the Company for any monthly or quarterly period ended subsequent to September 30, 2002 and prior to the Effective Time; and

         (b) Audited Financial Statements. Any audited consolidated balance sheet and the related consolidated statements of income, shareholders' equity and cash flows of the Company for any year ended after September 30, 2002 and prior to the Effective Time.

         5.5 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except as expressly provided herein and except that expenses incurred in connection with printing and mailing the Proxy Statement shall be shared equally by Parent and the Company.

         5.6 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, the proper officers and directors of the Company and Merger Sub shall take all such necessary action.

         5.7 Indemnification.

         (a) Indemnification. Subject to the last sentence of this Section 5.7(a), for a period of three years after the Effective Time, Parent shall indemnify, defend and hold harmless each person who is now or who becomes prior to the Effective Time, an officer or director of the Company or any Subsidiary (each, an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of Parent (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company or any Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent the Company of any Subsidiary would have been permitted under Indiana law and its articles of incorporation and bylaws to indemnify such person (and Parent shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law if the determination that indemnification is not precluded contemplated by Section 23-1-37-10(a)(3) of the IBCL is made and the undertaking required by the IBCL is provided. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against Indemnified Parties (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to Parent; (ii) after the Effective Time, Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective

Time, Parent will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that Parent shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent (but the failure so to notify Parent shall not relieve it from any liability which it may have under this Section 5.7 except to the extent such failure materially prejudices Parent), and shall deliver to Parent the undertaking, if any, required by the IBCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. In any case in which the approval by the Surviving Corporation is required to effectuate any indemnification, Parent shall cause the Surviving Corporation to direct, at the election of any Indemnified Party (or, if more than one Indemnified Party, a majority of the Indemnified Parties), that the determination of any such approval shall be made by independent counsel mutually satisfactory to the Surviving Corporation and the Indemnified Party (or, if applicable, a majority of the Indemnified Parties). Notwithstanding anything to the contrary contained elsewhere herein, Parent's agreement to indemnify as set forth above shall be limited to cover claims only to the extent that those claims are not covered under the Company's directors' and officers' insurance policies (or any substitute policies permitted by Section 5.7(b)).

         (c) Benefit. The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives.

         5.8 Employee Benefit Plans. As soon as administratively feasible after the Effective Time, and subject to any provisions to the contrary that may be set forth in any employment agreement referenced in Section 5.11, the employees of the Company's Subsidiaries shall be provided with such employee benefits as Parent, directly or through its Subsidiaries, generally provides to employees of its Subsidiaries from time to time, including life, medical, hospitalization and disability insurance and sick pay, personal leave and retirement plan benefits, on a non-discriminatory and substantially similar basis. For purposes of providing such benefits to employees of the Company's Subsidiaries after the Effective Time, and subject to any provisions to the contrary that may be set forth in any employment agreement referenced in Section 5.11, Parent shall credit such employees for years of service at the Company prior to the Effective Time for purposes of (i) eligibility to participate, vesting and eligibility to receive benefits under any Parent Benefit Plan and (ii) benefit accrual under any sickness, personal leave or vacation pay plan. At and after the Effective Time, the directors and officers of the Company's Subsidiaries shall be provided with such directors' and officers' liability insurance coverage as Parent from time to time determines to provide to the directors and officers of its Subsidiaries.

         5.9 Affiliate Shareholders' Vote. Each Affiliate Shareholder shall (a) continue to own and shall not assign, transfer, or otherwise dispose of, or in any way from the date hereof further encumber, his shares of Company Common Stock except as contemplated by this Agreement or set forth in the Company Letter, and shall at all times from the date hereof, through the Shareholders' Meeting, have the full right, power and authority to vote his shares of Company Common Stock free of restrictions, arrangements or limitations thereon, and (b) except with respect to any shares assigned, transferred or disposed of as set forth in the Company Letter, vote, or cause to be voted at the Shareholders' Meeting and at any annual or special meeting of shareholders of the Company where such matters arise, all shares of Company Common Stock held of record or beneficially owned by him on the date hereof and any additional shares that he may hold or beneficially own after the date hereof
(i) in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby, and (ii) against (A) approval of any Acquisition Proposal other than the Merger, or any other proposal made in opposition to or in competition with the Merger or any of the other transactions contemplated by this Agreement and (B) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or any of the other transactions contemplated by this Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of the Company or any Affiliate Shareholder that would materially and adversely affect the Company or its ability to consummate the transactions contemplated by this Agreement.

         5.10 Releases. At the Closing, each of the directors of the Company and its Subsidiaries shall execute a written general release (in form and substance reasonably satisfactory to Parent ) that releases Parent, Merger Sub, the Surviving Corporation, the Company and each of the Company's Subsidiaries from any and all claims of any type, contractual or otherwise, known or unknown, contingent or direct or indirect, that he may have against Parent, Merger Sub, the Surviving Corporation, the Company or any Subsidiary of the Company as of the Closing Date, whether as a director, officer or employee of the Company or any Subsidiary or otherwise, provided that such general release shall expressly state that there shall be no release effected of (i) claims arising under this Agreement and the transactions contemplated hereby, (ii) claims arising out of monies on deposit with any banking Subsidiary of the Company or Parent , (iii) claims for compensation accrued and vested but not yet payable as reflected on the books and records of the Company or any Subsidiary made available to Parent and (iv) claims under any deferred compensation or other type agreement specifically identified with respect to such individual and this Section 5.10 in the Company Letter.

         5.11 Employment Agreements. Within 7 days from the date of this Agreement, the Company shall cause First Community Bank & Trust to offer to respectively execute and deliver an employment agreement with Albert R. Jackson III, Keith Lindauer and William Dean Jackson in the forms respectively attached as Exhibits 5.11.1, 5.11.2 and 5.11.3., and if acceptable to such individuals, to execute such agreements within such time period.

         5.12 Redemption of Unconverted Convertible Debt Securities. The Company shall take all necessary actions in sufficient time prior to the Closing to cause all outstanding convertible debt securities to either be redeemed and cancelled or converted into Company Common Stock concurrent with the Closing in accordance with the terms of the redemption and cancellation, or conversion, of such convertible debt securities in effect on the date of the issuance of such securities.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) Shareholder Approval. This Agreement shall have been respectively approved and adopted by the affirmative vote of the holders of the outstanding shares of Company Common Stock.

         (b) Other Approvals. Other than the filing of the Articles of Merger provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all of the foregoing, "Consents") that are necessary for the consummation of the Merger, other than immaterial Consents the failure to obtain which would not have a significant adverse effect on the consummation of the Merger or on Parent and its Subsidiaries, taken as a whole, after consummation of the Merger, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

         (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

         (d) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon Parent or its Subsidiaries, the Company or the Surviving Corporation that would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

         6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions or waiver by Parent on or prior to the Closing Date:

         (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representation or warranty expressly relates to an earlier date (in which case as of such date), and Parent shall have received a certificate signed on behalf of the

Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect; and further, the representations and warranties of the Company in this Agreement that are qualified by the Company's knowledge shall be true and correct without regard to any such knowledge qualification, and if not true and correct, the inaccuracy or incorrectness of any such representation and warranty (after disregarding any knowledge qualification solely for purposes of this Section 6.2(a)) shall not in Parent's good faith determination be reasonably likely to have a Material Adverse Effect on the Company prior to the Merger or Parent or the Surviving Corporation after consummation of the Merger.

         (b) Performance of Obligations of the Company and Affiliated Shareholders. The Company and the Affiliated Shareholders shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company with respect to the Company to such effect.

         (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(b)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated hereby.

         (d) Employment Agreements. Each of the employment agreements contemplated by Section 5.11 shall have been respectively executed and delivered within 7 days from the date of this Agreement.

         6.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representation or warranty expressly relates to another date (in which case as of such date), and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by the Chief Executive Officer and the Chief Financial Officer of Parent and Merger Sub to such effect.

         (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by the Chief Executive Officer and the Chief Financial Officer of Parent and Merger Sub to such effect.

         (c) Consents Under Agreements. Parent and Merger Sub shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of the Company, individually or in the aggregate, have a Material Adverse Effect on Parent or upon the consummation of the transactions contemplated hereby.

         (d) Fairness Opinion. The Company shall have received an opinion from Austin and Associates, dated as of the date of the Proxy Statement and in form and substance reasonably satisfactory to the Company, that the Merger is fair to the shareholders of the Company from a financial point of view.

                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after the approval of this Agreement by the shareholders of the Company:

         (a)  by mutual written consent of Parent and the Company;

         (b)  by either Parent or the Company:

                  (i) if, at a duly held shareholders meeting of the Company or any adjournment thereof at which approval of this Agreement is voted upon, the approval of the shareholders of the Company shall not have been obtained;

                  (ii) if the Merger shall not have been consummated on or before June 30, 2003, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                  (iii) if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

                  (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in
Section 6.2(a) or 6.2(b) or Section 6.3(a) or 6.3(b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach ("Material Breach") (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition described in clause (A) above);

         (c) by either Parent or the Company in the event that (i) all the conditions to the obligation of such party to effect the Merger set forth in
Section 6.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section 6.2 (in the case of Parent) or Section 6.3 ( in the case of the Company) is not capable of being satisfied prior to the date on which this Agreement may be terminated pursuant to Section 7.1(b)(ii); and

         (d) by the Company, subject to Section 7.5(b), if the Board of Directors of the Company shall concurrently approve, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of the transactions contemplated by an Acquisition Proposal; provided, however, that (i) the Company is not then in breach of Section 4.2 or in breach of any other representation, warranty, covenant or agreement that would give rise to a failure of a condition set forth in Section 6.2(a) or 6.2(b); (ii) the Board of Directors of the Company shall have complied with Section 7.5(b) in connection with such Acquisition Proposal and (iii) no termination pursuant to this Section 7.1(d) shall be effective unless the Company shall simultaneously make the payment required by Section 7.2(a).

         7.2  Effect of Termination.

         (a) In the event that any person shall make an Acquisition Proposal with respect to the Company and thereafter (i) this Agreement is terminated (A) pursuant to Section 7.1(b)(i), (B) pursuant to Section 7.1(b)(ii) (if at the time of termination (x) the Company is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition set forth in Section 6.2(a) or 6.2(b) and (y) such breach cannot be or has not been cured within 30 days after the Company becomes aware of such breach or such shorter period that may elapse between the date the Company becomes aware of such breach and the time of termination), (C) pursuant to Section 7.1(b)(iii) (if at the time of termination (x) the Company is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition set forth in Section 6.2(a) or 6.2(b) and (y) such breach cannot be or has not been cured within 30 days after the Company becomes aware of such breach or such shorter period that may elapse between the date the Company becomes aware of such breach and the time of termination), (D) by Parent pursuant to Section 7.1(b)(iv), (E) by Parent pursuant to Section 7.1(c) unless the termination relates to the failure of a condition set forth in Section 6.2
(c) or (d), or (F) by the Company pursuant to Section 7.1(d), and (ii) a definitive agreement with respect to an Acquisition Proposal is executed, or an Acquisition Proposal is consummated, at or within 12 months after such termination, then Parent shall be paid a fee of $460,000, which amount shall be payable by wire transfer of same day funds on the date such agreement is executed, or such Acquisition Proposal is consummated, as applicable. The Company acknowledges that the agreements contained in this Section 7.2(a) are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 7.2(a), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the fees set forth in this Section 7.2(a), the Company shall also pay to Parent its costs and expenses (including reasonable attorneys' fees) in connection with such suit.

         (b) In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 5.1 (penultimate sentence), Section 5.7, this Section 7.2 and Article VIII and except to the extent that such termination results from the willful and material breach by a party of any its representations, warranties, covenants or other agreements set forth in this Agreement.

         7.3 Amendment. This Agreement may be amended by the parties at any time before or after the approval of this Agreement by the shareholders of the Company; provided, however, that after such approval by the shareholders of the Company, there shall be made no amendment that pursuant to the IBCL requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         7.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (iii) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         7.5  Procedure for Termination, Amendment, Extension or Waiver.

         (a) A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section 7.4 shall, in order to be effective, require, in the case of Parent, Merger Sub or the Company, action by its Board of Directors or, in the case of an extension or waiver pursuant to Section 7.4, the duly authorized designee of its Board of Directors.

         (b) The Company shall provide to Parent written notice prior to any termination of this Agreement pursuant to Section 7.1(d) advising Parent (i) that the Board of Directors of the Company in the exercise of its good faith judgment as to its fiduciary duties to the shareholders of the Company under applicable law, after receipt of written advice of outside legal counsel, has determined (on the basis of such Acquisition Proposal and the terms of this Agreement, as then in effect) that such termination is required in connection with an Acquisition Proposal that is more favorable to the shareholders of the Company than the transactions contemplated by this Agreement (taking into account all terms of such Acquisition Proposal and this Agreement, including all conditions) and (ii) as to the material terms of any such Acquisition Proposal. At any time after five business days following receipt of such notice, the Company may terminate this Agreement as provided in Section 7.1(d) only if the Board of Directors of the Company determines that such Acquisition Proposal is more favorable to the shareholders of the Company than the transactions contemplated by this Agreement (taking into account all terms of such Acquisition Proposal and this Agreement, including all conditions, and which determination shall be made in light of any revised proposal made by Parent prior to the expiration of such five business day period) and concurrently enters into a definitive agreement providing for the implementation of the transactions contemplated by such Acquisition Proposal.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This
Section 8.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time of the Merger.

         8.2 Notices. All notices and other communications required or sought to be given hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or
(iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  If to Parent or
                         Merger Sub, to:    MainSource Financial Group, Inc.
                                            201 N. Broadway
                                            Greensburg, Indiana 47240
                                            Attn: Donald A. Benziger,
                                            Senior Vice President and Chief
                                            Financial Officer

                                            Telecopy No. (812) 663-4812

               With a copy (which
               shall not constitute
               notice) to:                  David W. Harper, Esq.
                                            The Summit   Suite 110
                                            4350 Brownsboro Road
                                            Louisville, Kentucky 40207

                                            Telecopy No. (502) 893-4503

         (b)  If to the Company, to:        First Community Bancshares, Inc.
                                            34 W. Jefferson Street
                                            P.O. Box 970
                                            Franklin, Indiana 46106

                                            Attn: Albert R. Jackson, III,
                                            Chief Executive Officer

Telecopy No. (317) 346-7210

               With a copy (which
               shall not constitute
               notice)  to:                 O. Wayne  Davis, Esq.
                                            Henderson Daily Withrow and DeVoe
                                            2600 One Indiana Square
                                            Indianapolis, Indiana 46204-2071

                                            Telecopy No. (317) 639-0191
and

          (d)  If to any Affiliated Shareholder,
                to: [Name of Noticed Affiliate Shareholder] [Address of Record on Company's Books]

         8.3 Interpretation. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and other entities and vice versa. Any table of contents, index of terms, headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to any "Section, "Annex," "Exhibit" or "Schedule," such reference shall be to a section, annex, exhibit or schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "or any Subsidiary", "or any Subsidiaries," "nor any Subsidiary" or "nor any Subsidiaries" are used in this Agreement in connection with a preceding reference to a party to this Agreement, they shall be deemed to refer to a Subsidiary or Subsidiaries of that party. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available, and the correlative phrase "make available" shall mean that such information shall be promptly made available if so requested. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 27, 2003. The "knowledge" of Parent, Merger Sub or the Company for purposes of certain provisions of this Agreement qualified by the knowledge of any of such party shall mean the actual knowledge, without additional inquiry, of any one or more of the directors and executive officers of that party and its direct and indirect Subsidiaries.

         8.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Article II and Sections 5.7 and 5.8 (collectively, the "Third Party Provisions"), nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced on behalf of the Company or the other respective beneficiaries thereof by those individuals who were the directors of the Company immediately prior to the Effective Time and also by the holder of Company Common Stock converted in the Merger, the Indemnified Party or the officer or employee that such provisions respectively are intended to benefit and their respective heirs and representatives. Parent shall pay all expenses, including attorneys' fees, that may be incurred by such directors or other persons in enforcing the Third Party Provisions.

         8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         8.6 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. It shall not be necessary, in making proof of this Agreement or any counterpart hereof, to produce or account for any of the other counterparts.

         8.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.8 Incorporation of Documents. The Company Letter, Parent Letter, and all Annexes, Exhibits and Schedules, if any, attached hereto and referred to herein are incorporated into this Agreement and made a part hereof for all purposes as if fully set forth herein.

         8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Indiana or in Indiana state court, this being in addition to any other remedy to which a party is entitled at law or in equity.

         8.10 Waivers. Except as provided in this Agreement or in any waiver pursuant to Section 7.4, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         8.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.



                            [Signature page follows]

         IN WITNESS WHEREOF, each of the corporate parties has caused this Agreement to be signed on its behalf by its officers thereunto duly authorized, and each of the Affiliated Shareholders has signed this Agreement, in each case as of the date first set out in the first paragraph of this Agreement.

                                        ("Parent")

                                        MAINSOURCE FINANCIAL GROUP, INC.

                                        By: /s/  James L. Saner, Sr.
                                            ----------------------------------
                                            James L. Saner, Sr., President and
                                            Chief Executive Officer

                                        ("Merger Sub")

                                        FCBY MERGER CORPORATION

                                        By: /s/  James L. Saner, Sr.
                                            ----------------------------------
                                            James L. Saner, Sr., President and
                                            Chief Executive Officer

                                        (the "Company")

                                        FIRST COMMUNITY BANCSHARES, INC.

                                        By: /s/  Albert R. Jackson, III
                                            ----------------------------------
                                            Albert R. Jackson, III,
                                            Chief Executive Officer

                                        (the "Affiliated Shareholders")

                                        /s/ Albert R. Jackson, Jr.
                                        ---------------------------------
                                        Albert R. Jackson, Jr.

                                        /s/ Albert R. Jackson, III
                                        ---------------------------------
                                        Albert R. Jackson, III

                                        /s/  Frank D. Neese
                                        ---------------------------------
                                        Frank D. Neese

                                        /s/  Roy Martin Umbarger
                                        ---------------------------------
                                        Roy Martin Umbarger

                                        /s/  Merrill M. Wesemann, M. D.
                                        ---------------------------------
                                        Merrill M. Wesemann, M. D.

                                  ANNEX 5.11.1.
                                  -------------

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of the date on which the Effective Time of the Merger (as defined in the Merger Agreement referenced in Recital B below) occurs (the "Effective Date"), and executed on the 31st day of March 2003, by and between FIRST COMMUNITY BANCSHARES, INC, an Indiana corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and ALBERT R. JACKSON, III (the "Executive"). FIRST COMMUNITY BANK & TRUST (the "Bank"), a direct subsidiary of the Company, joins in this Agreement for the purposes expressed herein.

         R E C I T A L S:
         - - - - - - - -

         A. Executive is currently serving as President of the Bank without any employment agreement and as an "at will" employee.

         B. The Company has agreed to be acquired by MainSource Financial Group, Inc. ("MSFG") on the terms and conditions of that certain Agreement and Plan of Merger dated as of March 27, 2003 (the "Merger Agreement") among MSFG, FCBY Merger Corporation ("Merger Sub"), the Company and the directors of the Company. Pursuant to the Merger Agreement, the Company will merge with and into Merger Sub (the "Merger"), the Company will become a direct subsidiary of MSFG and the Bank will become an indirect wholly owned subsidiary of MSFG.

         C. Section 5.11 of the Merger Agreement provides for the execution of this Agreement in connection with the closing of the Merger because MSFG, in connection with the negotiation of the Merger Agreement, has insisted that following the Merger it be assured of Executive's continued employment and services on the terms of this Agreement.

         D. The Bank wishes to join this Agreement to evidence its consent to this Agreement and its agreement to perform those provisions of this Agreement where performance by the Bank is contemplated or required.

         E. Executive desires to enter into this Agreement and to continue as President of the Bank after the Merger, subject to the terms and provisions of this Agreement.

         F. The parties intend certain capitalized terms not otherwise defined to have the meanings given them in Section 24 of this Agreement.

         A G R E E M E N T:
         - - - - - - - - -

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company, the Bank and the Executive (individually a "Party" and collectively the "Parties") agree as follows:

         1. Term of Employment. The Company hereby agrees to cause the Bank to employ Executive, and Executive hereby accepts and agrees to such employment with the Bank, for the period commencing on the Effective Date of this Agreement and continuing until the earlier of (i) December 31, 2004 or (ii) the termination of his employment in accordance with the terms of this Agreement. If the Merger is not consummated for any reason whatsoever and the Merger Agreement is terminated as provided therein, this Agreement shall be deemed cancelled and of no force and effect.

         2. Position, Duties and Responsibilities.

                  (a) During the Term of Employment, Executive shall be employed by the Bank as its President and Chief Executive Officer responsible for the general management of the Bank's affairs, and Executive shall faithfully, industriously perform all duties from time to time assigned him by MSFG's chief executive officer or the Bank Board to the best of his abilities. It is the intention of the Parties that during the term of Employment Executive shall be elected to and serve as a member of the Bank Board.

                  (b) Anything herein to the contrary notwithstanding, nothing shall preclude Executive from (i) serving on the boards of directors of a reasonable number of other trade associations and/or civic or charitable organizations, (ii) engaging in charitable activities and community affairs and
(iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities as the Bank's President and Chief Executive Officer.

         3. Base Salary; Director Compensation. During the Term of Employment, Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Bank, of $118,000. The Base Salary shall be reviewed no less frequently than annually for increase in the discretion of the Bank Board. Executive shall not be entitled to receive any fees or other remuneration for serving on the Bank Board.

         4. Signing Bonus; Bonus Award. On the Effective Date, Executive shall be paid a signing bonus of $25,000. During the Term of Employment occurring in 2004, Executive shall be entitled to participate in MSFG's Executive Compensation Bonus Plan and any other bonus, incentive and similar type plans and programs, if any, made available by the Company to officers of its banking subsidiaries. Prior to January 1, 2004, Executive shall have no right to participate in any such plans and programs.

         5. Employee Benefit Programs. During the Term of Employment, Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available by the Company to officers of its banking subsidiaries or to employees generally, as such plans or programs may be in effect from time to time, including without limitation, pension, profit-sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by MSFG for such officers of banking subsidiaries or employees generally from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. Notwithstanding the foregoing, nothing in this Section 5 shall be interpreted to grant Executive any right to receive an executive severance agreement providing for certain payments or benefits upon a change in control of MSFG.

         6.       Automobile; Reimbursement of Business Expenses.

                  (a) Automobile. The Bank shall provide to Executive for his exclusive use an automobile, comparable in type and style to the automobile provided Executive on the date of this Agreement, consistent with the policies of MSFG regarding the provision of automobiles to officers of its bank subsidiaries. The Bank shall reimburse Executive for all reasonable expenses incurred in the use and maintenance of such automobile, subject to documentation in accordance with MSFG's policies regarding such expenses. During the Term of Employment ownership of such automobile shall remain with the Bank and Executive shall deliver such automobile to the Bank in good condition, reasonable wear and tear excepted, upon termination of his employment.

                  (b) Reimbursement of Other Expenses. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Bank shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Bank, subject to documentation in accordance with the Bank's policy.

         7. Termination of Employment.

                  (a) Termination Due to Death. In the event Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

                       (i) Base Salary through the date of death;

                      (ii) any bonus or payment awarded or earned under Section 4 that has not yet been paid and is payable under the terms of the plan;

                      (iii) any amounts earned, accrued or owing but not yet paid under Sections 5 or 6; and

                       (iv) other or additional benefits in accordance with applicable plans and programs of MSFG, the Company and/or the Bank.

                  (b) Termination Due to Disability. In the event Executive's employment is terminated due to his Disability, he shall be entitled to:

                      (i)  Base Salary through the date of Disability;

                      (ii) any bonus or payment awarded or earned under Section 4 that has not yet been paid and is payable under the terms of the plan;

                      (iii) any amounts earned, accrued or owing but not yet paid under Sections 5 or 6 above; and

                      (iv) other or additional benefits in accordance with applicable plans and programs of MSFG, the Company and/or the Bank.

         In no event shall a termination of Executive's employment for Disability occur unless the Company or the Bank gives written notice to Executive in accordance with Section 20 below.

                  (c) Termination for Cause.

                           (i) A termination for Cause shall not take effect unless the provisions of this paragraph (i) are complied with. Executive shall be given written notice by the Company Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within two months of the Company Board's learning of such act or acts or failure or failures to act. Executive shall have 30 days after the date that such written notice has been given to Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, Executive shall then be entitled to a hearing before the Company Board. Such hearing shall be held within 15 days of such notice to Executive, provided he requests such hearing within 10 days of the written notice from the Bank Board of the intention to terminate him for Cause. If, within five days following such hearing, Executive is furnished written notice by the Company Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                      (ii) In the event Executive's employment is terminated for Cause, he shall be entitled, subject to the right of the Company or the Bank to exercise a right of offset, to:

                           (A) the Base Salary through the date of the
                  termination of his employment for Cause;

                           (B) any bonus or payment awarded or earned under
                  Section 4 that has not yet been paid and is payable under the terms of the plan;

                           (C) any amounts earned, accrued or owing but not yet
                  paid under Sections 5 or 6 above; and

                           (D) other or additional benefits in accordance with
                  applicable plans or programs of MSFG, the Company and/or the Bank.

                  (d) Termination Without Cause or Constructive Termination Without Cause. Executive may be terminated without Cause. In the event Executive's employment is terminated without Cause, other than due to Disability or death, or in the event there is a Constructive Termination Without Cause, Executive shall be entitled to:

                      (i) the Base Salary to the date of termination of
                  Executive's employment;

                      (ii) the Base Salary, at the annualized rate in effect on
                  the date of termination of Executive's employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), for the period commencing the date of termination of Executive's employment and ending December 31, 2004, payable in accordance with the payroll practices of the Bank;

                     (iii) any bonus or payment awarded or earned under Section
                  4 that has not yet been paid and is payable under the terms of the plan;

                     (iv) any amounts earned, accrued or owing but not yet paid under Sections 5 or 6 above; and

                      (v) other or additional benefits in accordance with
                  applicable plans and programs of MSFG, the Company and/or the Bank.

                  (e) Nature of Payments. Any amounts due under this Section 7 are in the nature of severance payments considered to be reasonable by the Company and the Bank and are not in the nature of a penalty.

          8.      Confidential Information and Removal of Documents

                   (a) Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Company and the Bank all trade secrets, confidential information, and knowledge or data relating to the Company and the Bank and their respective businesses or business prospects or relating to any customer or client of the Bank, which shall have been obtained by Executive during Executive's employment by the Company or the Bank, including such information with respect to any software, products, systems, programs, improvements, formulas, designs, manuals, styles, processes, procedures, services, customers, suppliers, marketing techniques, methods, future plans or operating practices ("Confidential Information"); provided, however, that Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive) or any specific information or type of information generally not considered confidential by persons engaged in financial services business, or information disclosed by the Company or any officer thereof to a third party without restrictions on the disclosure of such information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information to anyone other than the Company, the Bank and those designated by the Company or the Bank.

                  (b) Removal of Documents. All records, files, drawings, documents, models and the like relating to the business of the Company or the Bank that Executive prepares, uses or comes into contact with and which contain Confidential Information shall not be removed by Executive from the premises of the Bank (without the prior written consent of the Company) during or after the Term of Employment unless such removal shall be required or appropriate in connection with his carrying out his duties under this Agreement, and, if so removed by Executive, shall be returned to the Company immediately upon termination of Executive's employment hereunder.

                  (c) Remedies. In the event of a breach or threatened breach of this Section 8, Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, Executive acknowledging that damages would be inadequate and insufficient.

                  (d) Continuing Operation. Any termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 8.

         9. Effect of Agreement on Other Benefits. Except as specifically provided in this Agreement, the existence of this Agreement shall not prohibit or restrict Executive's entitlement to full participation in the employee benefit and other plans or programs in which officers of the Bank are eligible to participate.

         10. Non-Competition; Non-Solicitation.

                  (a) Restrictions. In the event Executive's employment is terminated hereunder, then (subject to the following proviso if the termination is without Cause or a Constructive Termination Without Cause) until the later of
(i) January 1, 2005 or (ii) one year following the date of termination of Executive's employment (the "Restricted Period"), Executive shall not directly or indirectly be employed by, serve as a director of, act as an agent, advisor or consultant to, or hold any ownership interest in (excluding a less than 1% ownership interest in any publicly held company whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended) any person or legal entity that is engaged in a commercial banking or financial services business through, among other locations, if any, any office(s) located in the Indian counties of Bartholomew, Jennings or Johnson.; provided, however, that notwithstanding anything above to the contrary, in no event shall the Restricted Period extend beyond December 31, 2004 if Executive's employment is terminated without Cause or as a result of a Constructive Termination Without Cause . During the Restricted Period, Executive also shall not directly or indirectly solicit, for himself or on behalf of another, any of the Bank's employees for the purpose of hiring them or inducing or encouraging them in any way to leave their employment with the Bank. During the Restricted Period, Executive also shall not directly or indirectly solicit, for himself or on behalf of another, any of the Bank's customers, or any potential customers with whom Executive or the Bank's employees have had contact either directly or indirectly of which Executive has knowledge.

                  (b) Tolling of Limited Period. The running of the one year Restricted Period prescribed in subparagraph (a) above shall be tolled and suspended by the length of time Executive is directly or indirectly involved in circumstances that a court of competent jurisdiction subsequently finds to violate the terms of Section 10(a).

                  (c) Injunctive Relief. Executive acknowledges that it would be difficult to compensate the Company or the Bank fully for damages for any violation of the provisions of Section 10(a) of this Agreement, and that in any such violation the Company and the Bank will not have an adequate remedy at law. Accordingly, the Company and the Bank shall be entitled to injunctive relief, both pendente lite and permanently, against Executive, and Executive hereby consents to any initiation by the Company and/or the Bank in a court of appropriate jurisdiction of any action to enjoin immediately any anticipatory, continuing or future breach of Section 10(a). Executive hereby releases the Company and the Bank from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law. This Section 10(c) with respect to injunctive relief shall not, however, diminish the right of the Company and/or the Bank to claim and recover damages in addition to injunctive relief.

                  (d) Judicial Modification. If any of the provisions of this
Section 10 is held to be unenforceable because of the scope, duration or area of its applicability, or otherwise, the court or other body having jurisdiction over the matter making such determination shall have the power to modify such scope, duration or area or other matter, or all of them, and such provisions shall then be applicable in such modified form; and Executive agrees that this
Section 10, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

                     (e) Continuing Operation. Any termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 10.

         11. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Executive) and assigns. No rights or obligations of the Company or the Bank under this Agreement shall be assigned or transferred by the Company or the Bank except that (i) such rights or obligations shall be assigned or transferred to Merger Sub in the Merger pursuant to the Merger Agreement and
(ii) such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company, Merger Sub, or the Bank is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, Merger Sub or the Bank, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company, Merger Sub or the Bank, and such assignee or transferee assumes the liabilities, obligations and duties of the Company, Merger Sub and the Bank or any obligated assignee thereof, as contained in this Agreement, either contractually or as a matter of law. The Company and the Bank further agree that, in the event of a sale of assets or liquidation as described in the preceding sentence, each shall take whatever action it legally can cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company and the Bank hereunder. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 17 below.

         12. Representation. The Company represents and warrants that the Company is fully authorized and empowered to enter into this Agreement and that the performance of obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

         13. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

         14. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company and the Bank. No waiver by any Party of any breach by another Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by

Executive or an authorized officer of the Company or the Bank, as the case may be.

         15. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         16. Survivorship. The respective rights and obligations of the Parties hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

         17. Beneficiaries/References. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         18. Governing Law/Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the United States and the State of Indiana without reference to principles of conflict of laws.

         19. Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall, at the election of Executive, be resolved by binding arbitration, to be held in Indianapolis, Indiana, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company and the Bank, on the one hand, and Executive, on the other hand, shall bear their own respective costs and expenses (including attorneys' fees) with respect to any such arbitration and litigation.

         20. Notices. All notices and other communications required to be given hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of two business days after the day when mailed by certified or registered mail, postage prepaid, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             If to the Company
             or the Bank:       First Community Bancshares, Inc
                                [or First Community Bank & Trust, as applicable]
                                c/o MainSource Financial Group, Inc.
                                201 N. Broadway
                                Greensburg, Indiana  47240
                                Attn: Chief Executive Officer

                                Telecopy No. (812) 663-4812

            (with a copy to:)   David W. Harper, Esq.
                                The Summit   Suite 110
                                4350 Brownsboro Road
                                Louisville, Kentucky 40207

                                Telecopy No. (502) 893-4503


            If to Executive:    Albert R. Jackson III
                                5675 North C.R. 200 West
                                North Vernon, Indiana   47265

         21. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         22. Counterparts. This Agreement may be executed in two or more counterparts.

         23. Bank as Party. The Bank joins this Agreement for the purpose of agreeing to pay or perform those obligations to Executive under this Agreement where performance by the Bank is contemplated or required, including, without limitation, the obligations to Executive set forth in Sections 2, 3, 4, 5, 6, 7, 9, and 11. The Company, as the sole shareholder of the Bank, shall take all action that may be necessary or appropriate to cause the Bank (including the Bank Board) to pay or perform all such obligations to Executive under this Agreement. Should the Bank, for whatever reason, fail or be unable to pay or perform any obligation to Executive under this Agreement (including, without limitation, any failure or inability to pay or perform arising from any law, regulation, judicial decision or any order, letter or directive from any bank regulatory agency), the Company shall pay or perform all such obligations to Executive under this Agreement as direct obligations of the Company.

         24. Definitions.

                  (a) "Bank Board" shall mean the Board of Directors of the Bank.

                  (b) "Base Salary" shall mean the salary provided for in
         Section 3 or any increased salary granted to Executive pursuant to
         Section 3.

                  (c) "Cause" shall mean:

                  (i) Executive is convicted, pleads guilty, or enters a plea of nolo contendere to any felony, or any non-felony crime involving theft, embezzlement, conversion or similar type crime involving dishonesty; or

                      (ii) Executive is guilty of gross neglect or gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Bank;

                  (d) "Company Board" shall mean the Board of Directors of the Company.

                  (e) "Constructive Termination Without Cause" shall mean a termination of Executive's employment at his initiative as provided in
         Section 7(d) following the occurrence, without Executive's prior written consent, of one or more of the following events (except in consequence of a prior termination):

                       (i) a reduction in Executive's then-current Base Salary or the termination or material reduction of any employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applicable and comparable to all presidents of MSFG's banking subsidiaries);

                      (ii) the failure to elect or re-elect Executive to any of the positions described in Section 2 above or removal of him from any such position, or a substantial decrease in Executive's responsibilities in such positions except where such decrease is consistent with a comparable decrease in the responsibilities granted by MSFG to its bank subsidiary presidents from time to time; and

                      (iii) the failure of the Company and the Bank or any subsequent obligated assignee to obtain the assumption in writing of their obligations to perform this Agreement by any successor to all or substantially all of the assets of the Company or the Bank within 30 days after a merger, consolidation, sale or similar transaction.

                  (f) "Disability" shall mean Executive's inability to substantially perform his duties and responsibilities under this Agreement for a period of 90 consecutive days as a result of physical or mental impairment.

                  (g) "Subsidiary" of the Company or the Bank shall mean any corporation of which the Company or the Bank owns, directly or indirectly, more than 50% of the Voting Stock.

                  (h) "Term of Employment" shall mean the period specified in
Section 1 above.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                           FIRST COMMUNITY BANCSHARES, INC.
                           (the "Company")


                           By: /s/ Merrill M. Wesemann, MD.
                               Merrill M. Wesemann, MD., Chairman of the Board



                           /s/ Albert R. Jackson, III
                           Albert R. Jackson, III
                           ("Executive")




                           FIRST COMMUNITY BANK & TRUST
                           {the "Bank")


                           By: /s/ Merrill M. Wesemann, MD.
                               Merrill M. Wesemann, MD., Chairman of the Board

                                  ANNEX 5.11.2.
                                  -------------

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of the date on which the Effective Time of the Merger (as defined in the Merger Agreement referenced in Recital B below) occurs (the "Effective Date"), and executed on the 31st day of March, 2003, by and between FIRST COMMUNITY BANCSHARES, INC, an Indiana corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and KEITH LINDAUER (the "Executive"). FIRST COMMUNITY BANK & TRUST (the "Bank"), a direct subsidiary of the Company, joins in this Agreement for the purposes expressed herein.

         R E C I T A L S:
         - - - - - - - -

         A. Executive is currently serving as an Executive Vice President of the Bank without any employment agreement and as an "at will" employee.

         B. The Company has agreed to be acquired by MainSource Financial Group, Inc. ("MSFG") on the terms and conditions of that certain Agreement and Plan of Merger dated as of March 27, 2003 (the "Merger Agreement") among MSFG, FCBY Merger Corporation ("Merger Sub") , the Company and the directors of the Company. Pursuant to the Merger Agreement, the Company will merge with and into Merger Sub (the "Merger"), the Company will become a direct subsidiary of MSFG and the Bank will become an indirect wholly owned subsidiary of MSFG.

         C. Section 5.11 of the Merger Agreement provides for the execution of this Agreement in connection with the closing of the Merger because MSFG, in connection with the negotiation of the Merger Agreement, has insisted that following the Merger it be assured of Executive's continued employment and services on the terms of this Agreement.

         D. The Bank wishes to join this Agreement to evidence its consent to this Agreement and its agreement to perform those provisions of this Agreement where performance by the Bank is contemplated or required.

         E. Executive desires to enter into this Agreement and to continue as an Executive Vice President of the Bank after the Merger, subject to the terms and provisions of this Agreement.

         F. The parties intend certain capitalized terms not otherwise defined to have the meanings given them in Section 24 of this Agreement.

         A G R E E M E N T:
         - - - - - - - - -

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company, the Bank and the Executive (individually a "Party" and collectively the "Parties") agree as follows:

         1. Term of Employment. The Company hereby agrees to cause the Bank to employ Executive, and Executive hereby accepts and agrees to such employment with the Bank, for the period commencing on the Effective Date of this Agreement and continuing until the earlier of (i) December 31, 2004 or (ii) the termination of his employment in accordance with the terms of this Agreement. If the Merger is not consummated for any reason whatsoever and the Merger Agreement is terminated as provided therein, this Agreement shall be deemed cancelled and of no force and effect.

         2. Position, Duties and Responsibilities.

                  (a) During the Term of Employment, Executive shall be employed by the Bank as an Executive Vice President and Executive shall faithfully, industriously perform all duties from time to time assigned him by the Bank's chief executive officer or the Bank Board to the best of his abilities.

                  (b) Anything herein to the contrary notwithstanding, nothing shall preclude Executive from (i) serving on the boards of directors of a reasonable number of other trade associations and/or civic or charitable organizations, (ii) engaging in charitable activities and community affairs and
(iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities as an Executive Vice President of the Bank.

         3. Base Salary. During the Term of Employment, Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Bank, of $87,620. The Base Salary shall be reviewed no less frequently than annually for increase in the discretion of the Bank Board.

         4. Signing Bonus; Bonus Award. On the Effective Date, Executive shall be paid a signing bonus of $25,000. During the Term of Employment occurring in 2004, Executive shall be entitled to participate in MSFG's Executive Compensation Bonus Plan and any other bonus, incentive and similar type plans and programs, if any, made available by the Company to officers of its banking subsidiaries. Prior to January 1, 2004, Executive shall have no right to participate in any such plans and programs.

         5. Employee Benefit Programs. During the Term of Employment, Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available by the Company to officers of its banking subsidiaries or to employees generally, as such plans or programs may be in effect from time to time, including without limitation, pension, profit-sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by MSFG for such officers of banking subsidiaries or employees generally from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. Notwithstanding the foregoing, nothing in this Section 5 shall be interpreted to grant Executive any right to receive an executive severance agreement providing for certain payments or benefits upon a change in control of MSFG.

         6. Reimbursement of Business and Other Expenses. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Bank shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Bank, subject to documentation in accordance with the Bank's policy.

         7. Termination of Employment.

         (a) Termination Due to Death. In the event Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

                  (i) Base Salary through the date of death;

                  (ii) any bonus or payment awarded or earned under Section 4 that has not yet been paid and is payable under the terms of the plan;

                  (iii) any amounts earned, accrued or owing but not yet paid under Sections 5 or 6; and

                  (iv) other or additional benefits in accordance with applicable plans and programs of MSFG, the Company and/or the Bank.

         (b) Termination Due to Disability. In the event Executive's employment is terminated due to his Disability, he shall be entitled to:

                  (i) Base Salary through the date of Disability;

                  (ii) any bonus or payment awarded or earned under Section 4 that has not yet been paid and is payable under the terms of the plan;

                  (iii) any amounts earned, accrued or owing but not yet paid under Sections 5 or 6 above; and

                  (iv) other or additional benefits in accordance with applicable plans and programs of MSFG, the Company and/or the Bank.

         In no event shall a termination of Executive's employment for Disability occur unless the Company or the Bank gives written notice to Executive in accordance with Section 20 below.

         (c) Termination for Cause.

                           (i) A termination for Cause shall not take effect unless the provisions of this paragraph (i) are complied with. Executive shall be given written notice by the Company Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within two months of the Company Board's learning of such act or acts or failure or failures to act. Executive shall have 30 days after the date that such written notice has been given to Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, Executive shall then be entitled to a hearing before the Company Board. Such hearing shall be held within 15 days of such notice to Executive, provided he requests such hearing within 10 days of the written notice from the Bank Board of the intention to terminate him for Cause. If, within five days following such hearing, Executive is furnished written notice by the Company Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                      (ii) In the event Executive's employment is terminated for Cause, he shall be entitled, subject to the right of the Company or the Bank to exercise a right of offset, to:

                                    (A) the Base Salary through the date of the
                           termination of his employment for Cause;

                                    (B) any bonus or payment awarded or earned
                           under Section 4 that has not yet been paid and is payable under the terms of the plan;

                                    (C) any amounts earned, accrued or owing but
                           not yet paid under Sections 5 or 6 above; and

                                    (D) other or additional benefits in
                           accordance with applicable plans or programs of MSFG, the Company and/or the Bank.

                  (d) Termination Without Cause or Constructive Termination Without Cause. Executive may be terminated without Cause. In the event Executive's employment is terminated without Cause, other than due to Disability or death, or in the event there is a Constructive Termination Without Cause, Executive shall be entitled to:

                      (i) the Base Salary to the date of termination of Executive's employment;

                      (ii) the Base Salary, at the annualized rate in effect on
                  the date of termination of Executive's employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), for the period commencing the date of termination of Executive's employment and ending December 31, 2004, payable in accordance with the payroll practices of the Bank;

                     (iii) any bonus or payment awarded or earned under Section
                  4 that has not yet been paid and is payable under the terms of the plan;

                     (iv) any amounts earned, accrued or owing but not yet paid under Sections 5 or 6 above; and

                      (v) other or additional benefits in accordance with
                  applicable plans and programs of MSFG, the Company and/or the Bank.

                  (e) Nature of Payments. Any amounts due under this Section 7 are in the nature of severance payments considered to be reasonable by the Company and the Bank and are not in the nature of a penalty.

         8. Confidential Information and Removal of Documents

                   (a) Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Company and the Bank all trade secrets, confidential information, and knowledge or data relating to the Company and the Bank and their respective businesses or business prospects or relating to any customer or client of the Bank, which shall have been obtained by Executive during Executive's employment by the Company or the Bank, including such information with respect to any software, products, systems, programs, improvements, formulas, designs, manuals, styles, processes, procedures, services, customers, suppliers, marketing techniques, methods, future plans or operating practices ("Confidential Information"); provided, however, that Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive) or any specific information or type of information generally not considered confidential by persons engaged in financial services business, or information disclosed by the Company or any officer thereof to a third party without restrictions on the disclosure of such information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information to anyone other than the Company, the Bank and those designated by the Company or the Bank.

                  (b) Removal of Documents. All records, files, drawings, documents, models and the like relating to the business of the Company or the Bank that Executive prepares, uses or comes into contact with and which contain Confidential Information shall not be removed by Executive from the premises of the Bank (without the prior written consent of the Company) during or after the Term of Employment unless such removal shall be required or appropriate in connection with his carrying out his duties under this Agreement, and, if so removed by Executive, shall be returned to the Company immediately upon termination of Executive's employment hereunder.

                  (c) Remedies. In the event of a breach or threatened breach of this Section 8, Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, Executive acknowledging that damages would be inadequate and insufficient.

                  (d) Continuing Operation. Any termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 8.

         9. Effect of Agreement on Other Benefits. Except as specifically provided in this Agreement, the existence of this Agreement shall not prohibit or restrict Executive's entitlement to full participation in the employee benefit and other plans or programs in which officers of the Bank are eligible to participate.

         10. Non-Competition; Non-Solicitation.

                  (a) Restrictions. In the event Executive's employment is terminated hereunder, then (subject to the following proviso if the termination is without Cause or a Constructive Termination Without Cause) until the later of
(i) January 1, 2005 or (ii) one year following the date of termination of Executive's employment (the "Restricted Period"), Executive shall not directly or indirectly be employed by, serve as a director of, act as an agent, advisor or consultant to, or hold any ownership interest in (excluding a less than 1% ownership interest in any publicly held company whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended) any person or legal entity that is engaged in a commercial banking or financial services business through, among other locations, if any, any office(s) located in the Indiana counties of Bartholomew, Jennings or Johnson.; provided, however, that notwithstanding anything above to the contrary, in no event shall the Restricted Period extend beyond December 31, 2004 if Executive's employment is terminated without Cause or as a result of a Constructive Termination Without Cause . During the Restricted Period, Executive also shall not directly or indirectly solicit, for himself or on behalf of another, any of the Bank's employees for the purpose of hiring them or inducing or encouraging them in any way to leave their employment with the Bank. During the Restricted Period, Executive also shall not directly or indirectly solicit, for himself or on behalf of another, any of the Bank's customers, or any potential customers with whom Executive or the Bank's employees have had contact either directly or indirectly of which Executive has knowledge.

                  (b) Tolling of Limited Period. The running of the one year Restricted Period prescribed in subparagraph (a) above shall be tolled and suspended by the length of time Executive is directly or indirectly involved in circumstances that a court of competent jurisdiction subsequently finds to violate the terms of Section 10(a).

                  (c) Injunctive Relief. Executive acknowledges that it would be difficult to compensate the Company or the Bank fully for damages for any violation of the provisions of Section 10(a) of this Agreement, and that in any such violation the Company and the Bank will not have an adequate remedy at law. Accordingly, the Company and the Bank shall be entitled to injunctive relief, both pendente lite and permanently, against Executive, and Executive hereby consents to any initiation by the Company and/or the Bank in a court of appropriate jurisdiction of any action to enjoin immediately any anticipatory, continuing or future breach of Section 10(a). Executive hereby releases the Company and the Bank from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law. This Section 10(c) with respect to injunctive relief shall not, however, diminish the right of the Company and/or the Bank to claim and recover damages in addition to injunctive relief.

                  (d) Judicial Modification. If any of the provisions of this
Section 10 is held to be unenforceable because of the scope, duration or area of its applicability, or otherwise, the court or other body having jurisdiction over the matter making such determination shall have the power to modify such scope, duration or area or other matter, or all of them, and such provisions shall then be applicable in such modified form; and Executive agrees that this
Section 10, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

                  (e) Continuing Operation. Any termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 10.

         11. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Executive) and assigns. No rights or obligations of the Company or the Bank under this Agreement shall be assigned or transferred by the Company or the Bank except that (i) such rights or obligations shall be assigned or transferred to Merger Sub in the Merger pursuant to the Merger Agreement and
(ii) such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company, Merger Sub, or the Bank is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, Merger Sub or the Bank, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company, Merger Sub or the Bank, and such assignee or transferee assumes the liabilities, obligations and duties of the Company, Merger Sub and the Bank or any obligated assignee thereof, as contained in this Agreement, either contractually or as a matter of law. The Company and the Bank further agree that, in the event of a sale of assets or liquidation as described in the preceding sentence, each shall take whatever action it legally can cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company and the Bank hereunder. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 17 below.

         12. Representation. The Company represents and warrants that the Company is fully authorized and empowered to enter into this Agreement and that the performance of obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

         13. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

         14. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company and the Bank. No waiver by any Party of any breach by another Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company or the Bank, as the case may be.

         15. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         16. Survivorship. The respective rights and obligations of the Parties hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

         17. Beneficiaries/References. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         18. Governing Law/Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the United States and the State of Indiana without reference to principles of conflict of laws.

         19. Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall, at the election of Executive, be resolved by binding arbitration, to be held in Indianapolis, Indiana, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company and the Bank, on the one hand, and Executive, on the other hand, shall bear their own respective costs and expenses (including attorneys' fees) with respect to any such arbitration and litigation.

         20. Notices. All notices and other communications required to be given hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of two business days after the day when mailed by certified or registered mail, postage prepaid, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to the Company
        or the Bank:        First Community Bancshares, Inc
                            [or First Community Bank & Trust, as applicable]
                            c/o MainSource Financial Group, Inc.
                            201 N. Broadway
                            Greensburg, Indiana  47240
                            Attn: Chief Executive Officer

                            Telecopy No. (812) 663-4812

        (with a copy to:)   David W. Harper, Esq.
                            The Summit   Suite 110
                            4350 Brownsboro Road
                            Louisville, Kentucky 40207

                            Telecopy No. (502) 893-4503

        If to Executive:    Keith Lindauer
                            3660 Shoreline
                            Greenwood, Indiana  46143

         21. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         22. Counterparts. This Agreement may be executed in two or more counterparts.

         23. Bank as Party. The Bank joins this Agreement for the purpose of agreeing to pay or perform those obligations to Executive under this Agreement where performance by the Bank is contemplated or required, including, without limitation, the obligations to Executive set forth in Sections 2, 3, 4, 5, 6, 7, 9, and 11. The Company, as the sole shareholder of the Bank, shall take all action that may be necessary or appropriate to cause the Bank (including the Bank Board) to pay or perform all such obligations to Executive under this Agreement. Should the Bank, for whatever reason, fail or be unable to pay or perform any obligation to Executive under this Agreement (including, without limitation, any failure or inability to pay or perform arising from any law, regulation, judicial decision or any order, letter or directive from any bank regulatory agency), the Company shall pay or perform all such obligations to Executive under this Agreement as direct obligations of the Company.

         24. Definitions.

                  (a) "Bank Board" shall mean the Board of Directors of the Bank.

                  (b) "Base Salary" shall mean the salary provided for in
Section 3 or any increased salary granted to Executive pursuant to Section 3.

                  (c) "Cause" shall mean:

                  (i) Executive is convicted, pleads guilty, or enters a plea of nolo contendere to any felony, or any non-felony crime involving theft, embezzlement, conversion or similar type crime involving dishonesty; or

                      (ii) Executive is guilty of gross neglect or gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Bank;

                  (d) "Company Board" shall mean the Board of Directors of the Company.

                  (e) "Constructive Termination Without Cause" shall mean a termination of Executive's employment at his initiative as provided in
         Section 7(d) following the occurrence, without Executive's prior written consent, of one or more of the following events (except in consequence of a prior termination):

                       (i) a reduction in Executive's then-current Base Salary or the termination or material reduction of any employee benefit or perquisite enjoyed by him, other than as part of an across-the-board reduction applicable and comparable to all executive vice presidents (or senior vice presidents of comparable responsibilities if a bank does not have an executive vice president) of MSFG's banking subsidiaries;

                      (ii) the failure to elect or re-elect Executive to the position described in Section 2 above or removal of him from any such position, or a substantial decrease in Executive's responsibilities in such positions except where such decrease is consistent with a comparable decrease in the responsibilities granted by MSFG to all executive vice presidents (or senior vice presidents of comparable responsibilities if a bank does not have an executive vice president) of its banking subsidiaries from time to time; and

                      (iii) the failure of the Company and the Bank or any subsequent obligated assignee to obtain the assumption in writing of their obligations to perform this Agreement by any successor to all or substantially all of the assets of the Company or the Bank within 30 days after a merger, consolidation, sale or similar transaction.

                  (f) "Disability" shall mean Executive's inability to substantially perform his duties and responsibilities under this Agreement for a period of 90 consecutive days as a result of a physical or mental impairment.

                  (g) "Subsidiary" of the Company or the Bank shall mean any corporation of which the Company or the Bank owns, directly or indirectly, more than 50% of the Voting Stock.

                  (h) "Term of Employment" shall mean the period specified in
Section 1 above.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                          FIRST COMMUNITY BANCSHARES, INC.
                          (the "Company")


                          By:_/s/ Merrill M. Wesemann, MD
                          Merrill M. Wesemann, MD , Chairman of the Board



                          /s/ Keith Lindauer
                          Keith Lindauer
                          ("Executive")



                          FIRST COMMUNITY BANK & TRUST
                          (the "Bank")


                          By:/s/ Merrill M. Wesemann, MD.
                          Merrill M. Wesemann, MD., Chairman of the Board

                                  ANNEX 5.11.3.
                                  -------------

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of the date on which the Effective Time of the Merger (as defined in the Merger Agreement referenced in Recital B below) occurs (the "Effective Date"), and executed on the 31st day of March, 2003, by and between FIRST COMMUNITY BANCSHARES, INC, an Indiana corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and WILLIAM DEAN JACKSON (the "Executive"). FIRST COMMUNITY BANK & TRUST (the "Bank"), a direct subsidiary of the Company, joins in this Agreement for the purposes expressed herein.

         R E C I T A L S:
         - - - - - - - -

         A. Executive is currently serving as an Executive Vice President of the Bank without any employment agreement and as an "at will" employee.

         B. The Company has agreed to be acquired by MainSource Financial Group, Inc. ("MSFG") on the terms and conditions of that certain Agreement and Plan of Merger dated as of March 27, 2003 (the "Merger Agreement") among MSFG, FCBY Merger Corporation ("Merger Sub") , the Company and the directors of the Company. Pursuant to the Merger Agreement, the Company will merge with and into Merger Sub (the "Merger"), the Company will become a direct subsidiary of MSFG and the Bank will become an indirect wholly owned subsidiary of MSFG.

         C. Section 5.11 of the Merger Agreement provides for the execution of this Agreement in connection with the closing of the Merger because MSFG, in connection with the negotiation of the Merger Agreement, has insisted that following the Merger it be assured of Executive's continued employment and services on the terms of this Agreement.

         D. The Bank wishes to join this Agreement to evidence its consent to this Agreement and its agreement to perform those provisions of this Agreement where performance by the Bank is contemplated or required.

         E. Executive desires to enter into this Agreement and to continue as an Executive Vice President of the Bank after the Merger, subject to the terms and provisions of this Agreement.

         F. The parties intend certain capitalized terms not otherwise defined to have the meanings given them in Section 24 of this Agreement.

         A G R E E M E N T:
         - - - - - - - - -

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company, the Bank and the Executive (individually a "Party" and collectively the "Parties") agree as follows:

         1. Term of Employment. The Company hereby agrees to cause the Bank to employ Executive, and Executive hereby accepts and agrees to such employment with the Bank, for the period commencing on the Effective Date of this Agreement and continuing until the earlier of (i) December 31, 2004 or (ii) the termination of his employment in accordance with the terms of this Agreement. If the Merger is not consummated for any reason whatsoever and the Merger Agreement is terminated as provided therein, this Agreement shall be deemed cancelled and of no force and effect.

         2. Position, Duties and Responsibilities.

                  (a) During the Term of Employment, Executive shall be employed by the Bank as an Executive Vice President and Executive shall faithfully, industriously perform all duties from time to time assigned him by the Bank's chief executive officer or the Bank Board to the best of his abilities.

                  (b) Anything herein to the contrary notwithstanding, nothing shall preclude Executive from (i) serving on the boards of directors of a reasonable number of other trade associations and/or civic or charitable organizations, (ii) engaging in charitable activities and community affairs and
(iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities as an Executive Vice President of the Bank.

         3. Base Salary. During the Term of Employment, Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Bank, of $66,820. The Base Salary shall be reviewed no less frequently than annually for increase in the discretion of the Bank Board.

         4. Signing Bonus; Bonus Award. On the Effective Date, Executive shall be paid a signing bonus of $25,000. During the Term of Employment occurring in 2004, Executive shall be entitled to participate in MSFG's Executive Compensation Bonus Plan and any other bonus, incentive and similar type plans and programs, if any, made available by the Company to officers of its banking subsidiaries. Prior to January 1, 2004, Executive shall have no right to participate in any such plans and programs.

         5. Employee Benefit Programs. During the Term of Employment, Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available by the Company to officers of its banking subsidiaries or to employees generally, as such plans or programs may be in effect from time to time, including without limitation, pension, profit-sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by MSFG for such officers of banking subsidiaries or employees generally from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. Notwithstanding the foregoing, nothing in this Section 5 shall be interpreted to grant Executive any right to receive an executive severance agreement providing for certain payments or benefits upon a change in control of MSFG.

         6. Reimbursement of Business Expenses. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Bank shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Bank, subject to documentation in accordance with the Bank's policy.

         7. Termination of Employment.

                  (a) Termination Due to Death. In the event Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

                           (i) Base Salary through the date of death;

                           (ii) any bonus or payment awarded or earned under
                  Section 4 that has not yet been paid and is payable under the terms of the plan;

                           (iii) any amounts earned, accrued or owing but not
                  yet paid under Sections 5 or 6; and

                           (iv) other or additional benefits in accordance with
                  applicable plans and programs of MSFG, the Company and/or the Bank.

                  (b) Termination Due to Disability. In the event Executive's employment is terminated due to his Disability, he shall be entitled to:

                           (i) Base Salary through the date of Disability;

                           (ii) any bonus or payment awarded or earned under
                  Section 4 that has not yet been paid and is payable under the terms of the plan;

                           (iii) any amounts earned, accrued or owing but not
                  yet paid under Sections 5 or 6 above; and

                           (iv) other or additional benefits in accordance with
                  applicable plans and programs of MSFG, the Company and/or the Bank.

         In no event shall a termination of Executive's employment for Disability occur unless the Company or the Bank gives written notice to Executive in accordance with Section 20 below.


         (c)      Termination for Cause.

                           (i) A termination for Cause shall not take effect unless the provisions of this paragraph (i) are complied with. Executive shall be given written notice by the Company Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within two months of the Company Board's learning of such act or acts or failure or failures to act. Executive shall have 30 days after the date that such written notice has been given to Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, Executive shall then be entitled to a hearing before the Company Board. Such hearing shall be held within 15 days of such notice to Executive, provided he requests such hearing within 10 days of the written notice from the Bank Board of the intention to terminate him for Cause. If, within five days following such hearing, Executive is furnished written notice by the Company Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                      (ii) In the event Executive's employment is terminated for Cause, he shall be entitled, subject to the right of the Company or the Bank to exercise a right of offset, to:

                           (A) the Base Salary through the date of the
                  termination of his employment for Cause;

                           (B) any bonus or payment awarded or earned under
                  Section 4 that has not yet been paid and is payable under the terms of the plan;

                           (C) any amounts earned, accrued or owing but not yet
                  paid under Sections 5 or 6 above; and

                           (D) other or additional benefits in accordance with
                  applicable plans or programs of MSFG, the Company and/or the Bank.

                  (d) Termination Without Cause or Constructive Termination Without Cause. Executive may be terminated without Cause. In the event Executive's employment is terminated without Cause, other than due to Disability or death, or in the event there is a Constructive Termination Without Cause, Executive shall be entitled to:

                      (i) the Base Salary to the date of termination of
                  Executive's employment;

                      (ii) the Base Salary, at the annualized rate in effect on
                  the date of termination of Executive's employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), for the period commencing the date of termination of Executive's employment and ending December 31, 2004, payable in accordance with the payroll practices of the Bank;

                     (iii) any bonus or payment awarded or earned under Section
                  4 that has not yet been paid and is payable under the terms of the plan;

                     (iv) any amounts earned, accrued or owing but not yet paid under Sections 5 or 6 above; and

                      (v) other or additional benefits in accordance with
                  applicable plans and programs of MSFG, the Company and/or the Bank.

                  (e) Nature of Payments. Any amounts due under this Section 7 are in the nature of severance payments considered to be reasonable by the Company and the Bank and are not in the nature of a penalty.

         8. Confidential Information and Removal of Documents

                  (a) Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Company and the Bank all trade secrets, confidential information, and knowledge or data relating to the Company and the Bank and their respective businesses or business prospects or relating to any customer or client of the Bank, which shall have been obtained by Executive during Executive's employment by the Company or the Bank, including such information with respect to any software, products, systems, programs, improvements, formulas, designs, manuals, styles, processes, procedures, services, customers, suppliers, marketing techniques, methods, future plans or operating practices ("Confidential Information"); provided, however, that Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive) or any specific information or type of information generally not considered confidential by persons engaged in financial services business, or information disclosed by the Company or any officer thereof to a third party without restrictions on the disclosure of such information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information to anyone other than the Company, the Bank and those designated by the Company or the Bank.

                  (b) Removal of Documents. All records, files, drawings, documents, models and the like relating to the business of the Company or the Bank that Executive prepares, uses or comes into contact with and which contain Confidential Information shall not be removed by Executive from the premises of the Bank (without the prior written consent of the Company) during or after the Term of Employment unless such removal shall be required or appropriate in connection with his carrying out his duties under this Agreement, and, if so removed by Executive, shall be returned to the Company immediately upon termination of Executive's employment hereunder.

                  (c) Remedies. In the event of a breach or threatened breach of this Section 8, Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, Executive acknowledging that damages would be inadequate and insufficient.

                  (d) Continuing Operation. Any termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 8.

         9. Effect of Agreement on Other Benefits. Except as specifically provided in this Agreement, the existence of this Agreement shall not prohibit or restrict Executive's entitlement to full participation in the employee benefit and other plans or programs in which officers of the Bank are eligible to participate.

         10. Non-Competition; Non-Solicitation.

                  (a) Restrictions. In the event Executive's employment is terminated hereunder, then (subject to the following proviso if the termination is without Cause or a Constructive Termination Without Cause) until the later of
(i) January 1, 2005 or (ii) one year following the date of termination of Executive's employment (the "Restricted Period"), Executive shall not directly or indirectly be employed by, serve as a director of, act as an agent, advisor or consultant to, or hold any ownership interest in (excluding a less than 1% ownership interest in any publicly held company whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended) any person or legal entity that is engaged in a commercial banking or financial services business through, among other locations, if any, any office(s) located in the Indiana counties of Bartholomew, Jennings or Johnson.; provided, however, that notwithstanding anything above to the contrary, in no event shall the Restricted Period extend beyond December 31, 2004 if Executive's employment is terminated without Cause or as a result of a Constructive Termination Without Cause . During the Restricted Period, Executive also shall not directly or indirectly solicit, for himself or on behalf of another, any of the Bank's employees for the purpose of hiring them or inducing or encouraging them in any way to leave their employment with the Bank. During the Restricted Period, Executive also shall not directly or indirectly solicit, for himself or on behalf of another, any of the Bank's customers, or any potential customers with whom Executive or the Bank's employees have had contact either directly or indirectly of which Executive has knowledge.

                  (b) Tolling of Limited Period. The running of the one year Restricted Period prescribed in subparagraph (a) above shall be tolled and suspended by the length of time Executive is directly or indirectly involved in circumstances that a court of competent jurisdiction subsequently finds to violate the terms of Section 10(a).

                  (c) Injunctive Relief. Executive acknowledges that it would be difficult to compensate the Company or the Bank fully for damages for any violation of the provisions of Section 10(a) of this Agreement, and that in any such violation the Company and the Bank will not have an adequate remedy at law. Accordingly, the Company and the Bank shall be entitled to injunctive relief, both pendente lite and permanently, against Executive, and Executive hereby consents to any initiation by the Company and/or the Bank in a court of appropriate jurisdiction of any action to enjoin immediately any anticipatory, continuing or future breach of Section 10(a). Executive hereby releases the Company and the Bank from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law. This Section 10(c) with respect to injunctive relief shall not, however, diminish the right of the Company and/or the Bank to claim and recover damages in addition to injunctive relief.

                  (d) Judicial Modification. If any of the provisions of this
Section 10 is held to be unenforceable because of the scope, duration or area of its applicability, or otherwise, the court or other body having jurisdiction over the matter making such determination shall have the power to modify such scope, duration or area or other matter, or all of them, and such provisions shall then be applicable in such modified form; and Executive agrees that this
Section 10, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

                  (e) Continuing Operation. Any termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 10.

         11. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Executive) and assigns. No rights or obligations of the Company or the Bank under this Agreement shall be assigned or transferred by the Company or the Bank except that (i) such rights or obligations shall be assigned or transferred to Merger Sub in the Merger pursuant to the Merger Agreement and
(ii) such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company, Merger Sub, or the Bank is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, Merger Sub or the Bank, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company, Merger Sub or the Bank, and such assignee or transferee assumes the liabilities, obligations and duties of the Company, Merger Sub and the Bank or any obligated assignee thereof, as contained in this Agreement, either contractually or as a matter of law. The Company and the Bank further agree that, in the event of a sale of assets or liquidation as described in the preceding sentence, each shall take whatever action it legally can cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company and the Bank hereunder. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 17 below.

         12. Representation. The Company represents and warrants that the Company is fully authorized and empowered to enter into this Agreement and that the performance of obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

         13. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

         14. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company and the Bank. No waiver by any Party of any breach by another Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company or the Bank, as the case may be.

         15. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         16. Survivorship. The respective rights and obligations of the Parties hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

         17. Beneficiaries/References. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         18. Governing Law/Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the United States and the State of Indiana without reference to principles of conflict of laws.

         19. Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall, at the election of Executive, be resolved by binding arbitration, to be held in Indianapolis, Indiana, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company and the Bank, on the one hand, and Executive, on the other hand, shall bear their own respective costs and expenses (including attorneys' fees) with respect to any such arbitration and litigation.

         20. Notices. All notices and other communications required to be given hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of two business days after the day when mailed by certified or registered mail, postage prepaid, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to the Company
        or the Bank:        First Community Bancshares, Inc
                            [or First Community Bank & Trust, as applicable]
                            c/o MainSource Financial Group, Inc.
                            201 N. Broadway
                            Greensburg, Indiana  47240
                            Attn: Chief Executive Officer

                            Telecopy No. (812) 663-4812

        (with a copy to:)   David W. Harper, Esq.
                            The Summit   Suite 110
                            4350 Brownsboro Road
                            Louisville, Kentucky 40207

                            Telecopy No. (502) 893-4503


        If to Executive:    William Dean Jackson
                            3740 N. CTY 295  W.
                            North Vernon, Indiana  47265

         21. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         22. Counterparts. This Agreement may be executed in two or more counterparts.

         23. Bank as Party. The Bank joins this Agreement for the purpose of agreeing to pay or perform those obligations to Executive under this Agreement where performance by the Bank is contemplated or required, including, without limitation, the obligations to Executive set forth in Sections 2, 3, 4, 5, 6, 7, 9, and 11. The Company, as the sole shareholder of the Bank, shall take all action that may be necessary or appropriate to cause the Bank (including the Bank Board) to pay or perform all such obligations to Executive under this Agreement. Should the Bank, for whatever reason, fail or be unable to pay or perform any obligation to Executive under this Agreement (including, without limitation, any failure or inability to pay or perform arising from any law, regulation, judicial decision or any order, letter or directive from any bank regulatory agency), the Company shall pay or perform all such obligations to Executive under this Agreement as direct obligations of the Company.

         24. Definitions.

                  (a) "Bank Board" shall mean the Board of Directors of the Bank.

                  (b) "Base Salary" shall mean the salary provided for in
         Section 3 or any increased salary granted to Executive pursuant to
         Section 3.

                  (c) "Cause" shall mean:

                  (i) Executive is convicted, pleads guilty, or enters a plea of nolo contendere to any felony, or any non-felony crime involving theft, embezzlement, conversion or similar type crime involving dishonesty; or

                      (ii) Executive is guilty of gross neglect or gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Bank;

                  (d) "Company Board" shall mean the Board of Directors of the Company.

                  (e) "Constructive Termination Without Cause" shall mean a termination of Executive's employment at his initiative as provided in
         Section 7(d) following the occurrence, without Executive's prior written consent, of one or more of the following events (except in consequence of a prior termination):

                       (i) a reduction in Executive's then-current Base Salary or the termination or material reduction of any employee benefit or perquisite enjoyed by him, other than as part of an across-the-board reduction applicable and comparable to all executive vice presidents (or senior vice presidents of comparable responsibilities if a bank does not have an executive vice president) of MSFG's banking subsidiaries;

                      (ii) the failure to elect or re-elect Executive to the position described in Section 2 above or removal of him from any such position, or a substantial decrease in Executive's responsibilities in such positions except where such decrease is consistent with a comparable decrease in the responsibilities granted by MSFG to all executive vice presidents (or senior vice presidents of comparable responsibilities if a bank does not have an executive vice president) of its banking subsidiaries from time to time; and

                      (iii) the failure of the Company and the Bank or any subsequent obligated assignee to obtain the assumption in writing of their obligations to perform this Agreement by any successor to all or substantially all of the assets of the Company or the Bank within 30 days after a merger, consolidation, sale or similar transaction.

                  (f) "Disability" shall mean Executive's inability to substantially perform his duties and responsibilities under this Agreement for a period of 90 consecutive days as a result of a physical or mental impairment.

                  (g) "Subsidiary" of the Company or the Bank shall mean any corporation of which the Company or the Bank owns, directly or indirectly, more than 50% of the Voting Stock.

                  (h) "Term of Employment" shall mean the period specified in
         Section 1 above.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                          FIRST COMMUNITY BANCSHARES, INC.
                          (the "Company")


                          By: /s/ Merrill M. Wesemann, MD
                              Merrill M. Wesemann, MD., Chairman of the Board



                          /s/ William Dean Jackson
                              William Dean Jackson
                              ("Executive")



                          FIRST COMMUNITY BANK & TRUST
                          {the "Bank")


                          By: /s/ Merrill M. Wesemann, MD.
                              Merrill M. Wesemann, MD, Chairman of the Board

                                     ANNEX B
                                     -------



March 27, 2003


Personal & Confidential

Board of Directors
First Community Bancshares, Inc.
136 East Harriman
Bargersville, IN 46106

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to First Community Bancshares, Inc. ("First Community") and its shareholders, of the terms of the Agreement and Plan of Merger dated as of March 27, 2003 (the "Agreement") by and among MainSource Financial Group ("MainSource"), FCBY Merger Corporation and First Community. The terms of the Agreement provide that MainSource will pay $21.00 per share in cash ("Cash Amount") in exchange for each outstanding common share of First Community. Holders of stock options will receive cash for the in-the-money value calculated by taking the difference between the Cash Amount and the exercise price. Holders of the convertible debt will convert to common shares prior to closing and will receive the Cash Amount.

Austin Associates, LLC ("Austin Associates"), as part of its investment banking practice, is customarily engaged in the valuation of businesses and securities in connection with mergers and acquisitions, and valuations for estate, corporate and other purposes. In connection with rendering our opinion set forth herein, we have among other things:

         (i) Reviewed the audited financial statements of First Community for each of the years ended 1997 through 2001 and the unaudited financial statements of First Community for year end December 31, 2002;

         (ii) Reviewed the audited financial statements of MainSource for the years ended 1997 through 2001 and the unaudited financial statements of MainSource for year ended December 31, 2002;

         (iii) Reviewed certain other internal information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of First Community provided to us or publicly available for purposes of our analysis;

         (iv) Compared the results and financial condition of First Community with that of certain companies, which we deemed relevant for purposes of this opinion;

         (v) Reviewed the terms, to the extent publicly available, of certain other transactions, which we deemed relevant for purposes of this opinion; and,

         (vi)     Reviewed the Agreement.

In our review and analysis, we relied upon and assumed the accuracy and completeness of the information provided to us or publicly available, and have not attempted to verify the same. We have made no independent verification as to the status and value of First Community or MainSource's assets, and have instead relied upon representations and information concerning assets of both companies in the aggregate. In rendering our opinion, we have assumed that the transaction will be taxable at the shareholder level. In addition, we have assumed in the course of obtaining the necessary approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to First Community and its shareholders.

This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. This opinion is limited to the fairness, from a financial point of view, of the terms of the Agreement, and does not address the underlying business decision by First Community's Board of Directors to effect the Merger and does not constitute a recommendation to any First Community shareholder as to how such shareholder should vote with respect to the Merger.

Austin Associates was not directly involved with the solicitation of offers, negotiations with MainSource or any other party. Austin Associates was not involved in negotiating any parts of the Agreement.

Austin Associates reserves the right to review all disclosures in the proxy materials and consent to the characterization of our fairness opinion. For our services in rendering this opinion, First Community will pay us a fee. The fee received by Austin Associates is not contingent upon the consummation of the Merger. First Community has agreed to indemnify us against certain liabilities.

Based upon our analysis and subject to the qualifications described herein, we believe that as of the date of this letter, the terms of the Agreement are fair, from a financial point of view, to First Community and its shareholders.

Respectfully,

/s/ Austin Associates, LLC

Austin Associates, LLC

                                     ANNEX C
                                     -------

                           DISSENTERS' RIGHTS STATUTE


IC 23-1-44
Chapter 44. Dissenters' Rights

IC 23-1-44-1
"Corporation" defined
    Sec. 1. As used in this chapter, "corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer. As added by P.L.149-1986, SEC.28.

IC 23-1-44-2
"Dissenter" defined
    Sec. 2. As used in this chapter, "dissenter" means a shareholder who is entitled to dissent from corporate action under section 8 of this chapter and who exercises that right when and in the manner required by sections 10 through 18 of this chapter.
As added by P.L.149-1986, SEC.28.

IC 23-1-44-3
"Fair value" defined
    Sec. 3. As used in this chapter, "fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. As added by P.L.149-1986, SEC.28.

IC 23-1-44-4
"Interest" defined
    Sec. 4. As used in this chapter, "interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
As added by P.L.149-1986, SEC.28.

IC 23-1-44-5
"Record shareholder" defined
    Sec. 5. As used in this chapter, "record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC 23-1-30-4. As added by P.L.149-1986, SEC.28.

IC 23-1-44-6
"Beneficial shareholder" defined
    Sec. 6. As used in this chapter, "beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder. As added by P.L.149-1986, SEC.28.

IC 23-1-44-7
"Shareholder" defined
    Sec. 7. As used in this chapter, "shareholder" means the record shareholder or the beneficial shareholder. As added by P.L.149-1986, SEC.28.

IC 23-1-44-8
Right to dissent and obtain payment for shares
    Sec. 8. (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party if:
                  (A) shareholder approval is required for the merger by IC 23-1-40-3 or the articles of incorporation; and
                  (B) the shareholder is entitled to vote on the merger.
         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.
         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale.
         (4) The approval of a control share acquisition under IC 23-1-42.
         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
         (b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:
         (1) registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-9); or
         (2) traded on the National Association of Securities Dealers, Inc. Automated Quotations System Over-the-Counter Markets _ National Market Issues or a similar market.
         (c) A shareholder:
         (1) who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or
         (2) who would be so entitled to dissent and obtain payment but for the provisions of subsection (b); may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement. As added by P.L.149-1986, SEC.28. Amended by P.L.107-1987, SEC.19.

IC 23-1-44-9
Dissenters' rights of beneficial shareholder
    Sec. 9. (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.
    (b) A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if:
        (1) the beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
        (2) the beneficial shareholder does so with respect to all the beneficial shareholder's shares or those shares over which the beneficial shareholder has power to direct the vote. As added by P.L.149-1986, SEC.28.

IC 23-1-44-10
Proposed action creating dissenters' rights; notice
    Sec. 10. (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.
    (b) If corporate action creating dissenters' rights under section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 of this chapter. As added by P.L.149-1986, SEC.28. Amended by P.L.107-1987, SEC.20.

IC 23-1-44-11
Proposed action creating dissenters' rights; assertion of dissenters' rights
    Sec. 11. (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
        (1) must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and
        (2) must not vote the shareholder's shares in favor of the proposed action.
    (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter. As added by P.L.149-1986, SEC.28.

IC 23-1-44-12
Dissenters' notice; contents
    Sec. 12. (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 of this chapter.
    (b) The dissenters' notice must be sent no later than ten (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:
        (1) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
        (2) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
        (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

        (4) set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and
        (5) be accompanied by a copy of this chapter.
As added by P.L.149-1986, SEC.28.

IC 23-1-44-13
Demand for payment and deposit of shares by shareholder
    Sec. 13. (a) A shareholder sent a dissenters' notice described in IC 23-1-42-11 or in section 12 of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice under section 12(b)(3) of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.
    (b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
    (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor of the proposed corporate action.
As added by P.L.149-1986, SEC.28.

IC 23-1-44-14
Uncertificated shares; restriction on transfer; dissenters' rights
    Sec. 14. (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 of this chapter.
    (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. As added by P.L.149-1986, SEC.28.

IC 23-1-44-15
Payment to dissenter
    Sec. 15. (a) Except as provided in section 17 of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 of this chapter the amount the corporation estimates to be the fair value of the dissenter's shares.
    (b) The payment must be accompanied by:
        (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
        (2) a statement of the corporation's estimate of the fair value of the shares; and

        (3) a statement of the dissenter's right to demand payment under section 18 of this chapter.
As added by P.L.149-1986, SEC.28. Amended by P.L.107-1987, SEC.21.

IC 23-1-44-16
Failure to take action; return of certificates; new action by corporation
    Sec. 16. (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
    (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 of this chapter and repeat the payment demand procedure.
As added by P.L.149-1986, SEC.28.

IC 23-1-44-17
Withholding payment by corporation; corporation's estimate of fair value; after-acquired shares
    Sec. 17. (a) A corporation may elect to withhold payment required by section 15 of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
    (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenter's right to demand payment under section 18 of this chapter.
As added by P.L.149-1986, SEC.28.

IC 23-1-44-18
Dissenters' estimate of fair value; demand for payment; waiver
    Sec. 18. (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate (less any payment under section 15 of this chapter), or reject the corporation's offer under section 17 of this chapter and demand payment of the fair value of the dissenter's shares, if:
        (1) the dissenter believes that the amount paid under section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;
        (2) the corporation fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or
        (3) the corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.
    (b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for the dissenter's shares.
As added by P.L.149-1986, SEC.28.

IC 23-1-44-19
Court proceeding to determine fair value; judicial appraisal
    Sec. 19. (a) If a demand for payment under IC 23-1-42-11 or under section 18 of this chapter remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
    (b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
    (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
    (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
    (e) Each dissenter made a party to the proceeding is entitled to judgment:
        (1) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or
        (2) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 17 of this chapter. As added by P.L.149-1986, SEC.28.

IC 23-1-44-20
Costs; fees; attorney's fees
    Sec. 20. (a) The court in an appraisal proceeding commenced under section 19 of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.
     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
        (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 of this chapter; or
        (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
    (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
As added by P.L.149-1986, SEC.28.